                                                                    EXHIBIT 10.9


                          LOAN AND SECURITY AGREEMENT

                         $5,000,000.00 Credit Facility
                  provided by Textron Financial Corporation to
              Ascension Resorts, Ltd., a Texas Limited Partnership
                               doing business as
                            Silverleaf Resorts, Ltd.

                            As of August 15, 1995

                               TABLE OF CONTENTS

SECTION 1 - DEFINITION OF TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

SECTION 2 - THE LOAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.1     Revolving Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.2     Interest Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.3     Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.4     Prepayments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

SECTION 3 - COLLATERAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.1     Grant of Security Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.2     Security Interest in All Pledged Notes Receivable... . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.3     Financing Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.4     Intentionally Deleted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         3.5     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         3.6     Protection of Collateral; Reimbursement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

SECTION 4 - CONDITIONS PRECEDENT TO THE CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.1     Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.2     Closing Date Advances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         4.3     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         4.4     Proceeding Satisfactory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

SECTION 5 - FUNDING PROCEDURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

SECTION 6 - GENERAL REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         6.1     Organization, Standing, Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         6.2     Authorization, Enforceability, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         6.3     Financial Statements and Business Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         6.4     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         6.5     Title to Properties: Prior Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         6.6     Subsidiaries, Affiliates and Capital Structure . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         6.7     Litigation, Proceedings, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         6.8     Licenses, Permits, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         6.9     Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         6.10    Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         6.11    Use of Proceeds/Margin Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         6.12    No Defaults. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         6.13    Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         6.14    Restrictions of Borrower . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.15    Broker's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

         6.16    Deferred Compensation Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.17    Labor Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.18    Resort . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.19    Timeshare Regimen Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         6.20    Operating Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         6.21    Architectural and Environmental Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         6.22    Tax Identification/Social Security Numbers . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

SECTION 7 - COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         7.1     Affirmative Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         7.2     Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

SECTION 8 - EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         8.1     Nature of Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

SECTION 9 - REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         9.1     Remedies Upon Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         9.2     Notice of Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         9.3     Application of Collateral; Termination of Agreements . . . . . . . . . . . . . . . . . . . . . . . .  53
         9.4     Rights of Lender Regarding Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         9.5     Delegation of Duties and Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         9.6     Lender Not in Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         9.7     Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         9.8     Cumulative Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         9.9     Expenditures by Lender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         9.10    Diminution in Value of Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

SECTION 10 - CERTAIN RIGHTS OF LENDER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         10.1    Protection of Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         10.2    Performance by Lender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         10.3    No Liability of Lender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         10.4    Right to Defend Action Affecting Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         10.5    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         10.6    Lender's Right of Set-Off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         10.7    No Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         10.8    Right of Lender to Extend Time of Payment, Substitute, Release
                 Security, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         10.9    Assignment of Lender's Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         10.10   Notice to Purchaser. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         10.11   Collection of the Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         10.12   Power of Attorney  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         10.13   Relief from Automatic Stay, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

SECTION 11 - TERM OF AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

SECTION 12 - MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         12.1    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         12.2    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         12.3    GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         12.4    Limitation on Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         12.5    Invalid Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         12.6    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         12.7    Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         12.8    Counterparts; Effectiveness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         12.9    Lender Not Fiduciary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         12.10   Return of Notes Receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         12.11   Accounting Principles. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         12.12   Total Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         12.13   Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         12.14   Incorporation of Exhibits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         12.15   Consent to Advertising and Publicity of Timeshare Documents  . . . . . . . . . . . . . . . . . . . .  64
         12.16   Directly or Indirectly . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         12.17   Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         12.18   Gender and Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

EXHIBIT "A" -- FORM OF REQUEST & BORROWING BASE CERTIFICATE
EXHIBIT "B" -- INTENTIONALLY OMITTED
EXHIBIT "C" -- LOAN DOCUMENTS
EXHIBIT "D" -- OPERATING CONTRACTS
SCHEDULE 1.1(n) -- DECLARATIONS
SCHEDULE 1.1(xx) -- RESORTS
SCHEDULE 1.1(eee) -- TIMESHARE OWNERS' ASSOCIATIONS
SCHEDULE 5 -- APPLICABLE RECORDING OFFICES
SCHEDULE 6.9 -- ENVIRONMENTAL MATTERS
SCHEDULE 6.19 -- TIMESHARE REGIMENT REPORT

                          LOAN AND SECURITY AGREEMENT

         LOAN AND SECURITY AGREEMENT dated as of August 15,1995 among Ascension Resorts, Ltd, a Texas limited partnership ("Borrower"), ASCENSION CAPITAL CORPORATION, a Texas corporation (the "Guarantor"), jointly and severally, and TEXTRON FINANCIAL CORPORATION, a Delaware corporation ("Lender").

         In consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

                        SECTION 1 - DEFINITION OF TERMS

         1.1     Capitalized terms used in this Agreement are defined in this
Section 1.1. The definitions include the singular and plural forms of the terms defined.

                 (a) ADVANCE. A portion of the proceeds of the Loan advanced from time to time by the Lender to the Borrower in accordance with the terms of this Agreement.

                 (b) AFFILIATE. Any party controlled by, controlling, or under common control with, the Borrower or the Guarantor.

                 (c) AGREEMENT. This Loan and Security Agreement among Borrower, the Guarantor and Lender (including the exhibits and schedules to it), as it may be amended from time to time.

                 (d) ASSIGNMENT OF NOTES RECEIVABLE AND MORTGAGES. A recordable assignment made by Borrower in favor of Lender evidencing the assignment to Lender of all of the Pledged Notes Receivable and Mortgages.

                 (e) BORROWING BASE. With respect to Eligible Notes Receivable pledged to Lender in connection with each Advance, an amount equal to seventy percent (70%) of the remaining principal balance of each such Note.

                 (f) BUSINESS DAY. Each day which is not a Saturday or Sunday or a legal holiday under the laws of the State of Connecticut, the State of Missouri, the State of Rhode Island, the State of Texas, or the United States.

                 (g)      CLOSING DATE. The date of this Agreement.

                 (h) CODE. The Uniform Commercial Code in force in the State of Rhode Island as amended from time to time.

                 (i) COLLATERAL. Collectively, all now owned or hereafter acquired right, title and interest of the Borrower, in all of the following:

                          (i) Pledged Notes Receivable and all proceeds of or from them;

                          (ii)             Mortgages and all proceeds of or
                 from them;

                          (iii) Documents, instruments, accounts, chattel paper, and general intangibles relating to the Pledged Notes Receivable and the Mortgages;

                          (iv) Extensions, additions, improvements, betterments, renewals, substitutions and replacements of, for or to any of the Collateral, wherever located, together with the products, proceeds issues, rents and profits thereof, and any replacements, additions or accessions thereto or substitutions thereof; and

                          (v) All books, records, reports, computer tapes, disks and software relating to the Collateral.

                 (j) COMMITMENT. The Loan Commitment issued by Lender to Borrower dated May 11, 1995 and accepted on May 26, 1995.

                 (k) COMMITMENT FEE. The commitment fee in the amount of $50,000.00 described in the Commitment, which is to be paid in accordance with the terms of the Commitment Letter.

                 (l) COMMON ELEMENTS. All common elements, including but not limited to any limited common elements, as each such common element is defined or provided for in the Declaration or other Timeshare Documents.

                 (m) DEBTOR RELIEF LAWS. Any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar law, proceeding or device providing for the relief of debtors from time to time in effect and generally affecting the rights of creditors.

                 (n) DECLARATION OR DECLARATIONS. With respect to each Resort, the applicable Declaration or Declarations described on
         Schedule 1.1(o) attached hereto.

                 (o) DEFAULT. An event or condition the occurrence of which immediately is or, with a lapse of time or the giving or notice or both, becomes an Event of Default.

                 (p)      DEFAULT RATE. Defined in the Note.

                 (q)      DIVISION OR COMMISSION. The Texas Real Estate
         Commission.

                 (r) ELIGIBLE NOTES RECEIVABLE. Those Pledged Notes Receivable which satisfy each of the following criteria:

                          (i)     the Borrower shall be the sole payee;

                          (ii) it arises from a bona fide sale by Borrower of one or more Intervals;

                          (iii) the Interval sale from which it arises shall not have been cancelled by the Purchaser, and any statutory or other applicable cancellation or rescission period shall have expired and otherwise in compliance with this Agreement;

                          (iv) it is secured by a Mortgage on the purchased Interval;

                          (v) principal and interest payments on it are payable to the Borrower in legal tender of the United States;

                          (vi) payments of principal and interest on it are payable in equal monthly installments;

                          (vii) it shall have an original term of no more than 84 months;

                          (viii) a cash down payment has been received from the Purchaser or the maker in an amount equal to at least ten percent (10%) of the actual purchase price of each Interval, and Purchaser shall have received no cash or other rebates of any kind;

                          (ix) The Purchaser or other obligor shall have made at least one (1) monthly payment pursuant to the Note;

                          (x)     no monthly installment is more than thirty
                 (30) days contractually past due at the time of an Advance in respect of such Eligible Note Receivable, or more than sixty
                 (60) days contractually past due at any time;

                          (xi) the rate of interest payable on the unpaid balance is at least the rate required so that when the Advance is made in respect of such Eligible Note Receivable the average interest rate on all Eligible Notes Receivable in respect of which Advances are outstanding shall not be less than fourteen percent (14%) per annum at any time;

                          (xii) the Purchaser of the related Interval has immediate access, for the timeshare "unit week" related to such purchase, to the Interval described in the Mortgage securing such Eligible Note Receivable, which Interval has been completed, developed, and furnished in accordance with the specifications provided in the Purchaser's purchase contract, public offering statement and other Timeshare Documents; and the Purchaser has, subject to the terms of the Declaration, purchase contract, public offering statement and other Timeshare Documents, complete and unrestricted access to the related Interval and the Resort;

                          (xiii) neither the Purchaser of the related Interval or any other maker of the Note is an Affiliate of, or related to, or employed by the Borrower or the Guarantor;

                          (xiv) the Purchaser or other maker has no claim against Borrower and no defense, set-off or counterclaim with respect to the Note Receivable;

                          (xv) the maximum remaining principal balance of any such Note Receivable shall not exceed $25,000 and the total maximum remaining principal balance of the Notes Receivable executed by any one Purchaser or other maker shall not exceed $25,000 in the aggregate (or such greater amount as may be approved in writing in advance by Lender);

                          (xvi)   it is executed by a U.S. or Canadian
                 resident; provided, however, that no more than ten percent (10%) of the outstanding principal balance of all Eligible Notes Receivable shall at any time be comprised of Notes Receivable executed by Canadian residents, and, to the extent such outstanding principal balance of such Notes exceeds ten percent (10%), they shall not be considered Eligible Notes Receivable;

                          (xvii) the original of such Note Receivable has been endorsed to Lender and delivered to Lender as provided in this Agreement, and the terms thereof and all instruments related thereto shall comply in all respects with all applicable federal and state laws and the regulations promulgated thereunder; and

                          (xviii) the Unit in which the timeshare Interval
                 being financed or evidenced by such Note Receivable is located, shall not be subject to any Lien which is not previously consented to in writing by Lender.

                 (s)      ENCUMBERED INTERVALS. The Intervals subject to the
         Mortgages.

                 (t) ENVIRONMENTAL LAWS. Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended from time to time ("RCRA"), the Superfund Amendments and Reauthorization Act of 1986, as amended, the federal Clean Air Act, the federal Clean Water Act, the federal Safe Drinking Water Act, the federal Toxic Substances Control Act, the federal Hazardous Materials Transportation Act, the federal Emergency Planning and Community Right to Know Act of 1986, the federal Endangered Species Act, the federal Occupational Safety and Health Act of 1970, the federal Water Pollution Control Act, all Texas and Missouri state and local environmental laws, rules and regulations, as all of the foregoing legislation may be amended from time to time, and any regulations promulgated pursuant to the foregoing; together with any similar local, state or federal laws, rules, ordinances or regulations either in existence as of the date hereof, or enacted or promulgated after the date of this Agreement, that concern the management, control, storage, discharge, treatment, containment, removal and/or transport of Hazardous Materials or other substances that are or may become a threat to public health or the environment; together with any common law theory involving Hazardous Materials or substances which are (or alleged to be) hazardous to human health or the environment, based on nuisance, trespass, negligence, strict liability or other tortious conduct, or any other federal, state or local statute, regulation, rule, policy, or determination pertaining to health, hygiene, the environment or environmental conditions.

                 (u) EXCHANGE COMPANY. Resort Condominiums International, Inc. ("RCI").

                 (v)      EVENT OF DEFAULT. Defined in Section 8.1 of this
         Agreement.

                 (w)      FINAL MATURITY DATE. August 31, 2000.

                 (x) FINANCIAL STATEMENTS. The tax returns and balance sheets and statements of income and expense of the Borrower, and the related notes and schedules delivered by Borrower prior to the Closing Date and provided for in Section 4.1(d) of this Agreement; and the financial statements and reports of the Guarantor delivered to Lender prior to the Closing Date; and the monthly and annual financial statements and reports required to be provided to Lender pursuant to
         Section 7.1(h) (i), (ii) and (iii).

                 (y) GAAP. Generally accepted accounting principles, applied on a consistent basis, as described in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board which are applicable in the circumstances as of the date in question.

                 (z) GUARANTOR. Ascension Capital Corporation, a Texas corporation.

                 (aa) GUARANTY. A Guaranty and Subordination Agreement executed and delivered to Lender concurrently with this Agreement by the Guarantor.

                 (bb) HAZARDOUS MATERIALS. "Hazardous substances," "hazardous waste" or "hazardous constituents," "toxic substances", or "solid waste", as defined in the Environmental Laws, and any other contaminant or any material, waste or substance which is petroleum or petroleum based, asbestos, polychlorinated biphenyls, flammable explosives, or radioactive materials.

                 (cc) INTEREST RATE. The variable rate, adjusted as of the first day of each calendar month, equal to the sum of the Prime Rate as of the first day of each calendar month, plus two and three-quarters percent (2 3/4%) per annum.

                 (dd) INTERVAL. With respect to each Resort the undivided fractional fee simple interval ownership interest as a tenant-in-common (sometimes referred to in the Timeshare Documents as a Condoshare Interest or Condoshare Week) in a Unit sold to a Purchaser by delivery of a warranty deed, for a time-share period per calendar year of one week (as is defined in the Declaration), together with all appurtenant rights and interests, including without limitation, appurtenant rights in and to Common Elements, and easement, license, access and use rights in and to all Resort facilities and amenities, (as each is defined in the Declaration), all as more particularly described in the Declaration or other Timeshare Documents.

                 (ee) LIEN. Any interest in property securing an obligation owed to, or claim by, a Person other than the owner of such property, whether such interest arises in equity or is based on the common law, statute, or contract.

                 (ff) LOAN. The $5,000,000.00 revolving term credit facility described in this Agreement.

                 (gg) LOAN DOCUMENTS. Collectively, this Agreement and the following documents and instruments listed below as such agreements, documents, instruments or certificates may be amended, renewed, extended, restated or supplemented from time to time.

                          (i)     THIS AGREEMENT;

                          (ii)    THE NOTE;

                          (iii)   THE GUARANTY;

                          (iv)    THE ASSIGNMENT OF NOTES RECEIVABLE AND
                 MORTGAGES;

                          (v)     THE LOCKBOX AGREEMENT;

                          (vi)    FINANCING STATEMENTS; UCC financing
                 statements covering the Collateral, to be filed with the Missouri Secretary of State and the Texas Secretary of State.

                          (vii)   OTHER ITEMS; Such other agreements,
                 documents, instruments, certificates and materials as Lender may request to evidence the Obligations; to evidence and perfect the rights and Liens and security interests of Lender contemplated by the Loan Documents, and to effectuate the transactions contemplated herein.

                 (hh) LOAN YEAR. The period from the Closing Date through the last day of the next full twelve (12) calendar month period and each twelve (12) calendar month period thereafter.

                 (ii) LOCKBOX AGENT. Texas Commerce Bank, National Association, a national banking association having a place of business at 2200 Ross Avenue, Dallas, Texas 75201, or such other financial institution as may be approved by Lender in writing from time to time.

                 (jj) LOCKBOX AGREEMENT. A Lockbox and Servicing Agreement between Borrower, Lender, Servicing Agent and Lockbox Agent pursuant to which Lockbox Agent is to provide lockbox, reporting and related services and is to provide for the receipt of payments on the Notes Receivable and disbursement of such payments to Lender.

                 (kk)     MANDATORY PREPAYMENT. Any prepayment required by
         Section 2.4(b) of this Agreement.

                 (ll) MORTGAGE. A properly recorded, first priority mortgage executed and delivered by each Purchaser to Borrower, securing a Pledged Note Receivable and encumbering all of the right, title and interest of each Purchaser in the related Encumbered Interval and Common Elements, and related or appurtenant easement, access and use rights and benefits.

                 (mm) NOTE. The Secured Promissory Note evidencing the Loan dated the Closing Date executed and delivered by Borrower to Lender concurrently with this Agreement.

                 (nn) NOTE RECEIVABLE. A promissory note executed in favor of Borrower in connection with a Purchaser's acquisition of an Interval.

                 (oo) OBLIGATIONS. All amounts due or becoming due to Lender in respect of the Loan or any of the Loan Documents, including principal, interest, prepayment premiums, contributions, taxes, insurance, loan charges, custodial fees, attorneys' and paralegals' fees and expenses and other fees or expenses incurred by Lender or advanced to or on behalf of Borrower by Lender pursuant to any of the Loan Documents, and the prompt and complete payment and performance by the Borrower, and by the Guarantor, jointly and severally, of all obligations, indebtedness and liabilities pursuant to this Agreement or any of the Loan Documents or otherwise

                 (pp) OPERATING CONTRACT OR OPERATING CONTRACTS. As defined in Section 6.20.

                 (qq) PAYMENT AUTHORIZATION AGREEMENT. Pre-authorized electronic debit agreement by Purchaser for payment of a Note Receivable.

                 (rr) PERSON. An individual, partnership, corporation, limited liability company, trust, unincorporated organization, other entity, or a government or agency or political subdivision thereof.

                 (ss) PLEDGED NOTES RECEIVABLE. Any Note Receivable which at any time has been pledged to Lender by Borrower pursuant to this Agreement or any of the Loan Documents.

                 (tt) PROPERTY OR PROPERTIES. Any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

                 (uu) PRIME RATE. The highest prime rate of interest from time to time announced or published by Chase Manhattan Bank, N.A. ("Bank"). In the event that the prime rate established by Bank shall no longer be available, due to either the non-existence of the Bank or the Bank's failure to publish a prime rate, then the Prime Rate shall be the highest prime rate published by a comparable major money center bank selected by Lender.

                 (vv) PURCHASE PRICE. The total purchase price of a timeshare Interval, as set forth in the Timeshare Documents and Note Receivable relating to the purchase of such Interval.

                 (ww)     PURCHASER. Any Person who purchases one or more
         Intervals.

                 (xx) RESORT OR RESORTS. As applicable, each or all of the interval ownership and time-share projects commonly known as Holly Lake Condoshare, Piney Shores Resort Condoshare, Lake O'the Woods, The Villages Condoshare, Hill Country Resort Condoshare, Ozark Mountain Resort Condoshare, and Holiday Hills Resort Condoshare, consisting of, among other things, Units and Intervals, now existing or hereafter added, in one or more buildings or phases and all related Common Elements and appurtenances, described on Schedule 1.1(xx), together with all related or appurtenant properties, amenities, facilities, equipment, appliances, fixtures, easements, licenses, rights and interests as established by and more fully described in the Declaration and the other Timeshare Documents, and as the same may be amended from time to time.

                 (yy) SECURITY. Shall have the same meaning as in Section 2(l) of the Securities Act of 1933, as amended.

                 (zz) SERVICING AGENT. Lender's exclusive agent, which shall be such Person or Persons designated by Lender in Lender's sole discretion, for the purposes of billing and collecting amounts due on account of the Pledged Notes Receivable, providing reports pursuant to the Lockbox Agreement and performing other servicing functions not performed by the Lockbox Agent. Borrower shall be the Servicing Agent for so long as no Event of Default shall have occurred, provided, however, that upon the occurrence of an Event of Default, Borrower shall continue to serve as Servicing Agent until a new Servicing Agent is designated by Lender.

                 (aaa) SURVEY. A plat or survey of the Resort prepared by a licensed surveyor acceptable to Lender and in a form acceptable to Lender.

                 (bbb) TERM. A period of five (5) calendar years from the Closing Date, plus the number of days from the Closing Date to the end of the month in which the Closing Date occurs.

                 (ccc) TIMESHARE ACT. The Texas Timeshare Act, or any successor thereto or replacement thereof, as the same may be amended from time to time and any rules and regulations promulgated thereunder, and any timeshare act that may be enacted in the State of Missouri.

                 (ddd) TIMESHARE DOCUMENTS. All of the documents relating to each of the Resorts and the creation, marketing and sale of Intervals including:

                                  (1)      The registration statement
                          (currently required in Texas but not in Missouri) approving the establishment and operation of the Resorts and the sales of Intervals.

                                  (2)      The Resort Declaration and all
                          amendments establishing and describing the timeshare estate status of the Units and Intervals, and all amenities, services, and the Common Areas and elements related or appurtenant thereto and any other declarations of covenants, conditions and restrictions encumbering the Resorts.

                                  (3)      The Rules and Regulations of the
                          Resorts.

                                  (4)      Other registrations, approvals and
                          permits for creation and sale of Intervals and operation of the Resorts, including, without limitation, samples of all advertising and promotional materials.

                                  (5)      The Association's certificate of
                          good standing, and certified articles of incorporation, bylaws and all amendments or, if the Association is an unincorporated association, the bylaws and all amendments.

                                  (6)      All agreements entered into, by or
                          on behalf of the Association, including agreements with Borrower or any Affiliate related to management, operations and maintenance of the Resorts and, agreements with Purchasers.

                                  (7)      The form of all documents used to
                          market and sell Intervals or that govern the rights of Purchasers, including without limitation, purchase contracts, advertising materials, Notes Receivable, truth-in-lending statements, Purchaser's
                          Acknowledgments, grant deeds, Deeds of Trust, the Exchange Agreement with the Exchange Company, reservation agreements, subsidy agreements, management agreements, warranties, space leases, equipment leases or other personal property financing arrangements, if any, and a certified Personal Property inventory.

                 (eee) TIMESHARE OWNERS' ASSOCIATION. With respect to each Resort, the Master Endless Escape Club, a Texas non-profit corporation, and the applicable not-for-profit corporations described on Schedule 1.1(eee).

                 (fff) UNIT. With respect to each Resort, one living unit in a building incorporated into the Resort pursuant to the Declaration, together with all related or appurtenant Common Elements and related or appurtenant interests in services, easements and other rights or benefits, as described and provided for in the Declaration, including but not limited to the right to use the Resort amenities and facilities in accordance with the Timeshare Documents.

                 (ggg) VOLUNTARY PREPAYMENT. Any voluntary prepayment of the loan permitted to be made by the Borrower under the terms of this Agreement.

                              SECTION 2 - THE LOAN

         2.1 REVOLVING LOAN. Upon the terms and subject to the conditions set forth in this Agreement, Lender shall advance to Borrower, and Borrower may borrow, repay and reborrow, principal under the Loan in an amount not to exceed at any time the lesser of the amount of the Borrowing Base, or $5,000,000.00. No Advances of the Loan will be made after August 31, 1996.

         2.2 INTEREST RATE. The aggregate principal amount of all Advances of the Loan which are outstanding from time to time will bear interest at a rate equal to the Interest Rate. The outstanding principal balance of the Loan shall bear interest as of Lender's wiring of funds through its receipt of repayment of the Loan (if received by Lender later than 12 noon, E.S.T., then interest accrual shall be through the next Business Day following such receipt). Immediately upon the occurrence of an Event of Default and after the Final Maturity Date (if the Loan is not paid in full on the Final Maturity
Date), at Lender's election in its sole discretion, the Loan will bear interest at the Default Rate.

         2.3 PAYMENTS. The Borrower agrees punctually to pay or cause to be paid to the Lender all principal and interest due under the Note or in respect of the Loan. The Borrower shall make the following payments on the Loan:

                 (a) MONTHLY PAYMENT. The Borrower shall direct or otherwise cause all makers of all Pledged Notes Receivable to pay all monies due thereunder to the lockbox established pursuant to the Lockbox Agreement, or as otherwise required by Lender. One hundred percent (100%) of the cleared funds collected from the Pledged Notes Receivable each week will be paid to Lender by the Lockbox Agent pursuant to the Lockbox Agreement, and will be applied by Lender in the following order: (i) to the payment of costs or expenses incurred by Lender pursuant to this Agreement in creating, maintaining, protecting or enforcing its Liens in and to the Collateral and in collecting any amounts due to Lender in connection with the Loan; (ii) to any interest accrued at the Default Rate; (iii) to the payment of accrued and unpaid interest at the Interest Rate; and (iv) to the reduction of the principal balance of the Loan. If the amount of the funds received by Lender from the Lockbox Agent with respect to any month is insufficient to pay in full the amounts provided for in clauses (i), (ii), and (iii) of the preceding sentence for such month, without notice or demand, Borrower shall pay the difference to Lender on or before the fifth (5th) day of the following month. In the event Borrower receives any payments on any of the pledged Notes Receivable directly from or on behalf of the maker or makers thereof, Borrower shall receive all such payments in trust for the sole and exclusive benefit of Lender; and Borrower shall deliver to the Lockbox Agent all such payments (in the form so received by Borrower) as and when received by Borrower, unless Lender shall have notified Borrower to deliver directly to Lender all payments in respect of the Pledged Notes Receivable which may be received by Borrower, in which event all such payments (in the form received) shall be endorsed by Borrower to Lender and delivered to Lender promptly upon Borrower's receipt thereof.

                 (b) FINAL PAYMENT. The entire outstanding principal amount of the Loan together with all other Obligations shall be paid in full by not later than the Final Maturity Date.

         2.4     PREPAYMENTS.

                 (a) VOLUNTARY PREPAYMENTS. Subject to the terms of this Agreement, and to the payment of the applicable premium set forth in
         Section 2.4(c) below, Borrower may prepay the Loan, in whole but not in part, at any time after the end of the first Loan Year, after thirty (30) days' prior written notice to Lender. Any such prepayment must include all outstanding principal, accrued but unpaid interest, and all other Obligations, including the applicable prepayment premium provided in Section 2.4(c) below. The Loan may not be prepaid before the end of the first Loan Year.

                 (b) MANDATORY PREPAYMENT. If at any time and for any reason, the outstanding unpaid principal balance of the Loan shall exceed the aggregate amount of the Borrowing Base, then, within five
         (5) Business Days following Borrower's receipt of telecopied notice from Lender of the occurrence of such excess over Borrowing Base or, absent such telecopied notice, within fifteen (15) days after the end of the calendar month in which such excess occurred, Borrower shall either (i) prepay the principal balance of the Loan in an amount equal to the difference between the aggregate principal amount of the Loan and the amount of the Borrowing Base, or (ii) increase the aggregate principal amount of Eligible Note Receivables pledged to Lender so that the amount of Borrowing Base equals or exceeds the aggregate outstanding principal amount of the Loan. The pledge and delivery to Lender of additional Eligible Notes Receivable shall comply with the document delivery and recordation requirements set forth in Section 4.2(b) of this Agreement and shall be accompanied by a written certification of the Borrower to the effect that such additional Pledged Notes Receivable are Eligible Notes Receivable, and that, giving effect to the pledge to Lender of such Eligible Note Receivable, the outstanding unpaid principal balance of the Loan is equal to or less than the aggregate amount of the Borrowing Base. If Borrower elects to prepay the excess principal balance of the Loan pursuant to this Section 2.4(b)(i) above, no prepayment premium shall be payable in connection with such prepayment.

                 (c)      PREMIUMS. Any prepayment of the Loan pursuant to
         Section 2.4(a) above must be accompanied by a prepayment premium calculated, as of immediately prior to such prepayment, as follows:


                 DATE OF PREPAYMENT                     PREMIUM
                 ------------------                     -------
                 Loan Year Two             Three percent (3%) of the then
                                           outstanding balance of the Loan.

                 Loan Year Three           Two percent (2%) of the then
                                           outstanding balance of the Loan.

                 Loan Year Four            One percent (1%) of the then
                                           outstanding balance of the Loan.

                 After Loan Year Four      Zero (0).

No prepayment premium shall be payable in connection with any prepayment of the principal balance of the Loan which arises from the prepayment of one or more Eligible Notes Receivable by its maker or makers.

                              SECTION 3-COLLATERAL

         3.1 GRANT OF SECURITY INTEREST. To secure the payment and performance of the Obligations, for value received, Borrower unconditionally and irrevocably assigns, pledges and grants to Lender a continuing first priority security interest in and to the Collateral.

         3.2 SECURITY INTEREST IN PLEDGED NOTES RECEIVABLE. Notwithstanding that the Lender may be obligated, subject to the conditions of the Loan Documents, to make Advances only in respect of Eligible Notes Receivable, Lender shall have a continuing security interest in all of the Pledged Notes Receivable, and may collect all payments made under or in respect of all Pledged Notes Receivable, including Eligible Notes Receivable that may become ineligible, until any of the same may be released by Lender, if at all, pursuant to Section 12.10 below.

         3.3 FINANCING STATEMENTS. Borrower agrees, at its own expense, to execute the financing statements provided for by the Code together with any and all other instruments or documents and take such other action as may be required to perfect and to continue the perfection of Lender's security interests in the Collateral and, unless prohibited by law, Borrower hereby authorizes Lender to execute and file any such financing statements on the Borrower's behalf.

         3.4     INTENTIONALLY DELETED

         3.5 INSURANCE. Insurance coverage with respect to the Resort is provided by the Timeshare Owners' Association. Borrower shall furnish Lender, upon request, with satisfactory evidence that the Units, Buildings and Resorts are adequately insured.

         3.6 PROTECTION OF COLLATERAL; REIMBURSEMENT. The portion of the Collateral consisting of (i) the original Pledged Notes Receivable, (ii) the original Mortgages, (iii) the original purchase contract (including addendum) related to such Pledged Notes Receivable and Mortgages, and (iv) originals or true copies of the related truth-in-lending disclosure, loan application, warranty deed, and if required by Lender, the related Purchaser's acknowledgement, receipt, owner's policy of title insurance and the Exchange Company application and disclosures, shall be delivered at Borrower's expense to the Lender at its East Hartford, Connecticut office, and held in Lender's possession and control until the Obligations are fully satisfied; and Borrower shall pay to Lender, at the time of each Advance, a custodial fee of $10.00 for each Pledged Note Receivable (and related Collateral) delivered into Lender's physical possession. The portion of the Collateral delivered to Lender as described above shall be segregated by Lender and stored in a fire-resistant filing cabinet; and Borrower and the Guarantor agree that such storage is and shall be deemed to constitute reasonable care by Lender with respect to such Collateral. All insurance expenses and all expenses of protecting the Collateral, including without limitation, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, and any and all excise, property, intangibles, sales and use taxes imposed by any state, federal or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by the Borrower; and if the Borrower fails to promptly pay any portion thereof when due, Lender may, at its option, but shall not be required to, pay the same and charge the Borrower's account therefor, and the Borrower agrees promptly to reimburse Lender therefor with interest accruing thereon daily at the Default Rate. All sums so paid or incurred by Lender for any of the foregoing and any and all other sums for which the Borrower may become liable hereunder and all costs and expenses (including attorneys' and paralegals' fees, legal expenses and court costs) which the Lender may incur in enforcing or protecting its Lien on, or rights and interest in, the Collateral or any of its rights or remedies under this Agreement or any other Loan Document or in respect to any of the transactions to be had hereunder or thereunder, until paid by the Borrower to Lender with interest at the Default Rate, shall be included among the Obligations, and, as such, shall be secured by all of the Collateral. Provided that Lender retains the original Pledged Notes Receivable and Mortgages, and originals or copies of the related Timeshare Documents delivered to it and listed above, in a fire-resistant filing cabinet as provided above, Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, the Lockbox Agent, Servicing Agent or any other Person whomsoever.

                SECTION 4 - CONDITIONS PRECEDENT TO THE CLOSING

         4.1 CONDITIONS PRECEDENT. The obligation of Lender to enter into this Agreement and to fund the initial Advance shall be subject to the satisfaction of each of the following conditions precedent, in addition to all of the conditions precedent set forth elsewhere in the Loan Documents:

                 (a)      REPRESENTATIONS, WARRANTIES, COVENANTS AND
         AGREEMENTS.     The representations and warranties contained in the
         Loan Documents are and shall be true and correct in all respects, and all covenants and agreements have been complied with and correct in all respects, and all covenants and agreements to have been complied with and performed by Borrower and by Guarantor shall have been fully complied with and performed to the satisfaction of Lender.

                 (b) NO PROHIBITED ACTS. Neither Borrower nor any of the Guarantors shall have taken any action or permitted any condition to exist which would have been prohibited by any provision of this Agreement or the Loan Documents if such provision had been binding and effective at all times during the period from May 11, 1995 to and including the Closing Date.

                 (c) APPROVAL OF DOCUMENTS PRIOR TO CLOSING DATE. Borrower has delivered to Lender (with copies to Lender's counsel, at least fifteen (15) Business Days prior to the Closing Date, and Lender has reviewed and approved, at least five (5) Business Days prior to the Closing Date, the form and content of all of the items specified in Subsection 4.1(c)(i) through (xviii) below (the "Submissions"). Lender shall have the right to review and approve any changes to the form of any of the Submissions. If Lender disapproves of any changes to any of the Submissions, Lender shall have the right to require Borrower either to cure or correct the defect objected to by Lender or to elect not to fund the Loan or any Advance. Under no circumstances shall Lender's failure to approve or disapprove a change to any of the Submissions be deemed to be an approval of such Submissions. All of the Submissions were and shall be prepared at Borrower's sole cost and expense, unless expressly stated to be an obligation and expense of Lender. Lender shall have the right of prior approval of any Person responsible for preparing a Submission ("Preparer") and may disapprove any Preparer in its sole discretion, for any reason, including without limitation, that Lender believes that the experience, skill, reputation or other aspect of the Preparer is unsatisfactory in any respect. All Submissions required pursuant to this Agreement shall be addressed to Lender and include the following language: "THE UNDERSIGNED ACKNOWLEDGES THAT TEXTRON FINANCIAL CORPORATION IS RELYING ON THE WITHIN

         INFORMATION IN CONNECTION WITH ITS DETERMINATION TO MAKE A LOAN TO ASCENSION RESORTS, LTD. IN CONNECTION WITH THE SUBJECT COLLATERAL."

                          (i) A certificate, to be dated as of the Closing Date and signed by the president, vice president, or secretary of the General Partner of the Borrower and the Guarantor, certifying that the conditions specified in Sections 4.1(a) and (b) above are true;

                          (ii) Copies of the limited partnership agreement of Borrower and articles of incorporation of Guarantor, together with any amendments thereto certified to be true and complete by Borrower and Guarantor, respectively and the Secretary of State of the State of Texas, current certificates of limited partnership for Borrower, a current certificate of good standing for Guarantor, and copies of the by-laws of Guarantor certified to be true, correct and complete by the secretary or assistant secretary of Guarantor;

                          (iii)   the Survey;

                          (iv) a certificate of the General Partner of the Borrower certifying the adoption by the Borrower, and a certificate of the secretary or assistant secretary of Guarantor certifying the adoption by the board of directors thereof, respectively, of a resolution authorizing Borrower and Guarantor, respectively, to enter into and execute this Agreement, the Note, and the other Loan Documents, to borrow the Loan Amount from Lender, and to grant to Lender first priority security interest in and to the Collateral;

                          (v) a certificate of the secretary or assistant secretary of Guarantor and General Partner certifying the incumbency, and verifying the authenticity of the signatures, of the specified officers of Guarantor and General Partner authorized to sign the Agreement, the Note and the other Loan Document; and

                          (vi) an engineering report or reports covering the Resorts, including without limitation all real property and personal property subject to the Declaration and all Adjacent Property, confirming:

                                  (1)      that soil conditions are sufficient
                          to support all existing and any contemplated improvements to the real property;

                                  (2)      the absence of Hazardous Materials
                          on the personal property and real property comprising the Resort;

                                  (3)      that the engineering firm has
                          obtained, reviewed and included within its report a CERCLIS printout from the Environmental Protection Agency (the "EPA"), statements from the EPA and other applicable state and local authorities and such other information as Lender may reasonably require, including, without limitation, a Phase I Environmental Audit, all of which information shall confirm that there are no known or suspected Hazardous Materials located at, used or stored on, or transported to or from the Resorts or in such proximity thereto as to create a material risk of contamination of the Resorts;

                          (vii) Evidence that Borrower is maintaining all policies of insurance required by and in accordance with
                 Section 7.1(d), including copies of the most current paid insurance premium invoices;

                          (viii) Evidence that Borrower and the Timeshare Documents are in compliance with all applicable laws in connection with its sales of Intervals, including without limitation, the Timeshare Acts;

                          (ix) A current preliminary title report for the Resorts, with copies of all title exceptions;

                          (x) Copies of all applicable governmental permits, approvals, consents, licenses, and certificates for the establishment of the Resorts as timeshare projects in accordance with Timeshare Act, and for the occupancy and intended use and operation of the Resorts, including the Units, including a letter certification from Borrower regarding zoning classification and compliance, letters or other satisfactory evidence from utility companies, governmental entities or other persons confirming that water, sewer (sanitary and storm), electricity, solid waste disposal, telephone, police, fire and rescue services are being provided to the Resorts, and any business licenses necessary for operation of the Resorts;

                          (xi) Certified true, correct and complete copies of all of the Timeshare Documents;

                          (xii) Evidence satisfactory to Lender that all taxes and assessments owed by or for which Borrower is responsible for collection have been paid, including but not limited to sales taxes, room occupancy taxes, payroll taxes, personal property taxes, excise taxes intangibles taxes, real property taxes, and income taxes, and any assessments related to the Resorts and copies of the most current paid tax bills for the Resorts evidencing that the Resorts have been segregated from all other property on the applicable municipal taxrolls;

                          (xiii) An audit by Lender, satisfactory to Lender, of Borrower, Guarantors, subsidiaries of Borrower, the Resorts, the Notes Receivable and the other Collateral;

                          (xiv) Independent credit references from the following creditors for Borrower and Guarantor, which credit references shall be furnished by mail directly to Lender from the creditors: Marine Midland Bank and FINOVA. Lender may also request additional credit references on Borrower or Guarantor as Lender deems necessary in its sole discretion;

                          (xv) Copies or other evidence of all loans to Borrower from any officers, shareholders, Guarantor or Affiliates of Borrower.

                          (xvi) Commitment to issue Mortgagee Title Policies (as defined below) from Title Insurer.

                          (xvii)  The Financial Statements.

                 (d) EXECUTION AND DELIVERY OF LOAN DOCUMENTS. Borrower shall have delivered to Lender, on or before the Closing Date, the following Loan Documents, each of which shall be in the form of the respective Loan Documents attached hereto as Composite Exhibit "C", and each of which when required, shall be in recordable form:

                          (i)     CLOSING OPINIONS FOR BORROWER AND GUARANTOR.

                          (ii)    NOTE.

                          (iii)   GUARANTY.

                          (iv)    ASSIGNMENT OF DEEDS OF TRUST.

                          (v) SUBORDINATION AGREEMENT. A Subordination Agreement executed by Borrower, Guarantor, each officer and shareholder of Borrower, and each Affiliate of Borrower and Guarantor, together with copies of any subordinated notes.

                          (vi) ENVIRONMENTAL INDEMNITY. An Environmental Indemnity Agreement, executed by Borrower in favor of Lender.

                          (vii) LOCKBOX AGREEMENT. The Lockbox Agreement, executed by Lockbox Agent, Borrower and Lender, together with signature cards, Designation of Account and Secretary's Certificate.

                          (viii)  DRAW REQUEST.

                          (ix) FINANCING STATEMENTS. Original UCC financing statements covering the Collateral, filed with the Texas Secretary of State and the Missouri Secretary of State.

                          (x)     OTHER ITEMS. Such other agreements,
                 documents, instruments, certificates and materials as Lender may request to evidence the Obligations; to evidence and perfect the rights and Liens and security interests of Lender contemplated by the Loan Documents, and to effectuate the transactions contemplated herein.

                 (e) PHYSICAL INSPECTION. Lender shall be satisfied with its physical inspection of the Resorts.

                 (f) UCC SEARCH. Lender shall have obtained, at Borrower's cost, such searches of the applicable public records as it deems necessary under Texas, Missouri and other applicable law to verify that it has a first and prior perfected Lien and security interest covering all of the Collateral. Lender shall not be obligated to fund any Advance if Lender determines that it does not have a first and prior perfected lien and security interest covering any portion of the Collateral.

                 (g) LITIGATION SEARCH. Lender shall have obtained, at Borrower's cost, an independent search to verify that there are no bankruptcy, foreclosure actions or other material litigation or judgments pending or outstanding against the Resorts, any portion of the Collateral, Borrower, Guarantor, or any Affiliates of Borrower or Guarantor (each a "Material Party"). The term "other material litigation" as used herein shall not include matters in which (i) a Material Party is plaintiff and no counterclaim is pending or (ii) which Lender determines, in its sole discretion exercised in good faith, are immaterial due to settlement, insurance coverage, frivolity, or amount or nature of claim. Lender shall not be obligated to fund any Advance if it determines that any such litigation is pending.

         4.2 CLOSING DATE ADVANCES. In the event that Borrower desires Lender to make an Advance on the Closing Date, then, in addition to all of the conditions precedent set forth in this Section 4, Borrower shall have complied with all of the requirements of Section 5 below at least five (5) Business Days prior to the Closing Date.

         4.3 EXPENSES. Borrower shall have paid all fees and expenses required to be paid pursuant to this Agreement. Lender shall have no obligation to fund the Loan or make the initial Advance or any subsequent Advance unless
(a) the amount of the initial Advance together with any moneys paid by Borrower is sufficient to satisfy all fees and expenses required to be paid pursuant to this Agreement, and (b) the use of the Advance is not materially different from the uses set forth in Section 6.11.

         4.4 PROCEEDING SATISFACTORY. Borrower shall execute all of the Loan Documents approved by Lender on the Closing Date, and Guarantor shall execute the Guaranty attached in Exhibit "C", and all actions taken in connection with the execution or delivery of the Loan Documents, and all documents and papers relating thereto, shall be satisfactory to Lender and its counsel. Lender and its counsel shall have received copies of such documents and papers as Lender or such counsel may reasonably request in connection therewith, all in form and substance satisfactory to Lender and its counsel.

                         SECTION 5 -- FUNDING PROCEDURE

         The obligation of Lender to make any Advance shall be subject to the satisfaction of all of the following conditions precedent:

                 (a) REQUESTS FOR ADVANCES. Each request for an Advance shall:

                          (i) be in writing and shall certify the amount of the then-current Borrowing Base, specify the principal amount of the Advance requested and designate the account to which the proceeds of such Advance are to be transferred;

                          (ii) state that the representations and warranties of the Borrower contained in the Agreement and any closing or funding related certifications are true and correct as of the date of the request and, after giving effect to the making of such requested Advance, will be true and correct as of the date on which the requested Advance is to be made;

                          (iii) state that no Default or Event of Default exists as of the date of the request and, after giving effect to the making of such requested Advance, no Default or Event of Default would exist as of the date on which the requested Advance is to be made;

                          (iv) be delivered to the office of Lender at least ten (10) Business Days prior to the date of the requested Advance;

                          (v) be signed by a principal financial officer of the Borrower;

                          (vi) certify that the Borrower has no knowledge of any asserted or threatened defense, offset, counterclaim, discount or allowance in respect of each Note Receivable to be pledged in connection with such requested Advance, or in respect of any of the Pledged Notes Receivable;

                          (vii) contain an aging report of the Pledged Notes Receivable; identifying, among other things, which among them are Eligible Notes Receivable; and

                          (viii) contain a delinquency report which shall be in form and substance satisfactory to the Lender and shall show which of such Notes Receivable is delinquent and the duration of such delinquent and the duration of such delinquency, and which of such Pledged Notes Receivable is not an Eligible Notes Receivable;

                 (b) LOAN DOCUMENTS/COLLATERAL. Not less than ten (10) Business Days prior to the date of any Advance, the Borrower shall have:

                          (i) delivered to Lender a list of all Eligible Notes Receivable and related Mortgages which are to be the subject of such requested Advance, indicating the unpaid principal balance owing on each of the Pledged Notes Receivable deemed to be an Eligible Note Receivable, together with such additional information as Lender may require;

                          (ii) delivered to Lender (or, if Lender shall so instruct, a designee appointed by Lender in writing) (A) the original of each Pledged Note Receivable (duly endorsed with the words "Pay to the order of Textron Financial Corporation with recourse"), (B) the original of each Mortgage securing such Pledged Notes Receivable, (C) the original of each purchase contract (including addenda) relating to the Pledged Notes Receivable and Mortgages, and (D) originals or true copies of the related truth-in-lending disclosures, loan application, warranty deed, Payment Authorization Agreement and, if required by Lender, the related Purchaser's acknowledgement, receipt, owner's policy of title insurance and exchange company application, disclosures and materials;

                          (iii)   delivered to Lender a duly executed
                 Assignment of Notes Receivable and Mortgages assigning to Lender all of the Borrower's right, title and interest in and to each such Pledged Note Receivable and the related Mortgage; and

                          (iv) delivered to Lender, with respect to each Encumbered Interval, a commitment for a mortgagee's title insurance policy showing that the

                 Mortgage in respect of such Interval has been assigned to Lender and insuring in favor of Lender the first priority Lien of such Mortgage in the original principal amount of the Pledged Note Receivable secured thereby, with a satisfactory title insurance policy to be issued on the date of Advance.

                 The Mortgages and the assignments thereof to Lender shall each have been duly recorded in the applicable land records which are described in Schedule 5. The mortgagee's title insurance policies shall be in form and substance satisfactory to Lender and shall be issued by a title insurance company satisfactory to Lender (the "Title Company"), and name Lender as the insured party therein. The funding of the requested Advance, delivery of the Collateral and issuance of the title insurance policy, and recording of the assignments or any releases may, in Lender's discretion, be effected by way of an escrow arrangement with the Title Company or other fiduciary, the form and substance of which shall be satisfactory to Lender.

                 (c) OTHER CONDITIONS. In addition to the other conditions set forth in this Agreement, the making of the initial or any requested Advance shall be subject to the satisfaction of the following conditions:

                          (i) no Default or Event of Default shall exist immediately prior to the making of such requested Advance or, after giving effect thereto, immediately after the making of such requested Advance;

                          (ii) each agreement required to have been executed and delivered in connection with any prior Advance shall be consistent with the terms of this Agreement and shall be in full force and effect;

                          (iii) the date on which such requested Advance is to be made shall be a Business Day;

                          (iv) Borrower shall have delivered to Lender a certification showing the dollar amount of the requested Advance based on the Eligible Notes Receivable pledged to Lender, and the Notes Receivable being pledged contemporaneously with each requested Advance in the form attached hereto as Exhibit "C";

                          (v)     not more than one Advance shall have
                 previously been made in the same calendar month in which such requested Advance is to be made, unless Lender, in its sole discretion, agrees to make an additional Advance during such calendar month;

                          (vi)    such requested Advance shall be in a
                 principal amount of not less than $50,000, unless Lender, in its sole discretion, agrees to make an Advance in an amount less than $50,000;

                          (vii) Lender shall have determined that the requested Advance, when added to the aggregate outstanding principal amount of all previous Advances, if any, does not exceed the total amount of the Borrowing Base, based on the Eligible Notes Receivable that have been duly pledged in favor of Lender;

                          (viii) If Lender shall so require, Lender shall have received an executed Closing Protection Letter issued by the Title Company, which shall be reasonably acceptable to Lender.

                 (d) EXPENSES. The Borrower shall have paid all fees and expenses required to be paid by pursuant to this Agreement in connection with such requested Advance or any conditions related thereto.

                 (e) PROCEEDINGS SATISFACTORY. All actions taken in connection with such requested Advance and all documents and papers relating thereto shall be satisfactory to Lender and its counsel. Lender and its counsel shall have received copies of such documents and papers as the Lender or such counsel may reasonably request in connection with such requested Advance, all in form and substance reasonably satisfactory to the Lender and its counsel.

         SECTION 6 -- GENERAL REPRESENTATIONS AND WARRANTIES

         Borrower hereby represents and warrants to Lender as follows:

         6.1 ORGANIZATION, STANDING, QUALIFICATION. Borrower (a) is a duly organized and validly existing Texas limited partnership, acting herein by its general partner, a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and (b) has all requisite power, corporate or otherwise, to conduct its business and to execute and deliver, and to perform its obligations under, the Loan Documents.

         6.2     AUTHORIZATION, ENFORCEABILITY, ETC.

                 (a) The execution, delivery and performance by Borrower and Guarantor of the Loan Documents has been dully authorized by all necessary partnership and corporate action by Borrower and Guarantor and does not and will not (i) violate any provision of the limited partnership agreement of Borrower, certificate or articles of incorporation of Guarantor, bylaws of Guarantor, or any agreement, law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect to which Borrower and/or Guarantor is a party or is subject; (ii) result in, or require the creation or imposition of, any Lien upon or with respect to any asset of Borrower or Guarantor other than Liens in favor of Lender; or (iii) result in a breach of, or constitute a default by Borrower or Guarantor under, any indenture, loan or credit agreement or any other agreement, document, instrument or certificate to which Borrower or Guarantor is a party or by which it or any of its assets are bound or affected.

                 (b) No approval, authorization, order, license, permit, franchise or consent of, or registration, declaration, qualification or filing with, any governmental authority or other Person, including without limitation, the Division or the Timeshare Owners' Association is required in connection with the execution, delivery and performance by Borrower of any of the Loan Documents.

                 (c) The Loan Documents constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

                 (d) Borrower has good and marketable title to the Collateral, free and clear of any lien, security interest, charge or encumbrance except for the security interests created by this Agreement or any Loan Document or otherwise created in favor of Lender or those specifically consented to in writing by the Lender. No financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of Lender.

                 (e) The execution and delivery of the Loan Documents, the delivery and endorsement to Lender of the Pledged Notes Receivable, the filing of the UCC-1's with the Texas Secretary of State and the Assignment of Notes Receivable and Mortgages in the Official Records of the County in which the applicable Resort is located, create in favor of Lender a valid and perfected continuing first priority security interest in the Collateral. The Collateral shall secure the full payment and performance of the Obligations.

                 (f) None of the Pledged Notes Receivable is forged or has affixed thereto any unauthorized signatures or has been entered into by any Person without the required legal capacity; and during the term of the Agreement, none will be forged, or will have affixed thereto, any unauthorized signatures.

                 (g) There have been no modifications or amendments to the Pledged Notes Receivable or Mortgages.

                 (h) The makers of the Eligible Notes Receivable have no defenses, offsets, counterclaims or claims relating to the Eligible Notes Receivable or the Mortgages.

                 (i) The Pledged Notes Receivable and the Mortgages were executed and delivered by Purchasers in favor of Borrower in connection with the purchase of the related Encumbered Intervals.

                 (j) The Mortgages constitute and will constitute valid and enforceable first and prior liens and security interests on the Encumbered Intervals.

                 (k) The Pledged Notes Receivable and the Mortgages are and shall remain in full force and effect, are and will be valid and binding obligations of the respective makers in favor of Lender, as holder; and the Borrower further warrants and guarantees the value, quantity, sound condition, grade and quality of the Encumbered Intervals and rights, properties, easements and interests appurtenant or related thereto.

                 (l) The grant of the security interests described herein has not affected and will not affect the validity or enforceability of the obligations of the respective makers of the Pledged Notes Receivable under such Notes Receivable or the respective Mortgages.

                 (m) The Lender is not and shall not be required to take, and the Borrower has taken any and all required steps to protect Lender's security interests in the Collateral (other than maintaining possession of the portion of the Collateral constituting instruments); and Lender is not and shall not be required to collect or realize upon the Collateral or any distribution of interest or principal, nor shall loss of, or damage to, the Collateral release the Borrower (or the Guarantor) from any of the Obligations.

         6.3 FINANCIAL STATEMENTS AND BUSINESS CONDITION. The Financial Statements fairly present the respective financial conditions and results of operations of Borrower and Guarantor as of the date or dates thereof and for the periods covered thereby. There were no material liabilities, direct or indirect, fixed or contingent, of Borrower or Guarantor as of the dates of such Financial Statements which were not reflected therein or in the notes thereto, which have not otherwise been disclosed to Lender in writing. Except for any such changes heretofore expressly disclosed in writing to Lender, there has been no material adverse change in the respective financial conditions of Borrower or Guarantor from the financial conditions shown in their respective Financial Statements, nor have Borrower or Guarantor incurred any material liabilities, direct or indirect, fixed or contingent, which are not shown in their respective Financial Statements. Borrower, or the Guarantor, respectively, is able to pay all of its or their respective debts as they become due and Borrower or Guarantor, as the case may be, shall maintain such solvent financial condition, giving effect to the Obligations, as long as the Borrower, or Guarantor, are obligated to Lender under the Agreement, or with respect to the Guarantor, the Guaranty, or in any other manner whatsoever. Borrower's or Guarantor's Obligations under this Agreement and under the Loan Documents will not render Borrower or the Guarantor unable to pay its or their debts as they become due. The present fair market value of Borrower's or Guarantor's assets is greater than the amount required to pay its or their respective total liabilities.

         6.4 TAXES. In accordance with the requirements set forth in the Declaration, the Borrower represents and warrants that the Borrower or Timeshare Owners' Association, as required, has paid or will have paid in full, prior to delinquency, all ad valorem taxes and other taxes and assessments against the Resort and the Collateral; and the Borrower knows of no basis for any additional taxes or assessments against the Resort or the Collateral. The Borrower or the Timeshare Owners' Association, as the case may be, has filed all tax returns required to have been filed by it and has paid or will pay prior to delinquency, all taxes shown to be due and payable on such returns, including interest and penalties, and all other taxes which are payable by it to the extent the same have become due and payable.

         6.5 TITLE TO PROPERTIES: PRIOR LIENS. Borrower has good and marketable title to all of the Collateral and to all unsold Units and Intervals at each Resort, and all rights, properties and benefits appurtenant to or benefitting them. Borrower is not in default under any of the documents evidencing or securing any indebtedness which is secured, wholly or in part, by any portion of any Resort or any portion or all the Collateral and no event has occurred which with the giving of notice, the passage of time or both, would constitute a default under any of the documents evidencing or securing any such indebtedness. Other than the Liens granted in favor of Lender and the existing mortgage in favor of Freedom Financial Corporation in the original principal amount of $5,454,157.00 (having an outstanding balance of $4,718,554.00 as of December 31, 1994), there are no liens or encumbrances against the Collateral, or against any Resort.

         6.6 SUBSIDIARIES, AFFILIATES AND CAPITAL STRUCTURE. Except for the Guarantor and except for the mortgage in favor of Freedom Financial Corporation referred to above, Borrower has no subsidiaries or Affiliates which have any involvement or interest in any Resort in any way. Guarantor (98% owner and sole general partner) and Equal Investment Company (2% owner and sole limited partner) are the only owners and holders of 100% of all of the outstanding partnership interests in the Borrower. The Guarantor is involved in the business operations of and derives substantial financial benefit from the Borrower. For so long as Borrower is obligated to Lender under any of the Loan Documents, Guarantor shall remain the sole general partner of the Borrower. None of the Affiliates of Borrower are parties to any proxies, voting trusts, shareholders agreements or similar arrangements pursuant to which voting authority, rights or discretion with respect to the Borrower is vested in any other Person.

         6.7 LITIGATION, PROCEEDINGS, ETC. There are no actions, suits, proceedings, orders or injunctions pending or threatened against or affecting Borrower, the Guarantor, the Resort or the Timeshare Owners' Association at law or in equity, or before or by any governmental authority or other tribunal, which (a) could have a material adverse effect on

Borrower or Guarantor or (b) relate to the Loan or which could have a material effect on the Collateral or the Resort. Borrower has received no notice from any court, governmental authority or other tribunal alleging that Borrower or the Resort have violated the Timeshare Act, any of the rules or regulations thereunder, the Declaration or any other applicable laws, agreements or arrangements that could have any material effect on the Loan, the Collateral or the Resorts.

         6.8 LICENSES, PERMITS, ETC. The Borrower, the Resorts, the Timeshare Owners' Associations or Borrower's Affiliates involved in the operations of the Resorts, and, to the best of Borrower's knowledge after diligent inquiry, other Persons involved in the operations of the Resorts, possess all requisite franchises, certificates of convenience and necessity, operating rights, approvals, licenses, permits, consents, authorizations, exemptions and orders as are necessary to carry on its or their business as now being conducted, without any known conflict with the rights of others and, with respect to the Borrower, the Resorts and the Timeshare Owners' Associations, in each case subject to no mortgage, pledge, Lien, lease, encumbrance, charge, security interest, title retention agreement or option other than as provided for by this Agreement.

         6.9 ENVIRONMENTAL MATTERS. Except as otherwise noted on Schedule 6.9, (a) no Resort contains any Hazardous Materials, (b) no Hazardous Materials are used or stored at or transported to or from the Resorts, (c) neither Borrower nor the Resorts nor any manager thereof or to Borrower's knowledge, the Timeshare Owners' Associations, have received notice from any governmental agency, entity or other Person with regard to Hazardous Materials on, under or affecting any Resort, and (d) neither Borrower nor the Resorts, nor any portion thereof, nor to Borrower's knowledge after diligent inquiry, the Timeshare Owners' Associations, are in violation of any Environmental Laws.

         6.10 FULL DISCLOSURE. No information, exhibit or written report or the content of any schedule furnished by or on behalf of Borrower to Lender in connection with the Loan or the Resorts contains any material misstatement of fact or omits the statement of a material fact necessary to make the statement contained herein or therein not misleading. Borrower knows of no fact or condition which will prevent the sale of Intervals to Purchasers or prevent the operation of the Resorts in accordance with the Declarations and related public offering statements, and in accordance with applicable law, or prevent Borrower's performing its Obligations pursuant to the Loan Documents.

         6.11 USE OF PROCEEDS/MARGIN STOCK. None of the proceeds of the Loan will be used to purchase or carry any "margin stock" (as defined under Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time), and no portion of the proceeds of the Loan will be extended to others for the purpose of purchasing or carrying margin stock. None of the transactions contemplated in the Agreement (including, without limitation, the use of the proceeds from the Loan) will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter 11.

         6.12 NO DEFAULTS. No Default or Event of Default exists, and there is no violation in any material respect of any term of any agreement, charter instrument, bylaw or other instrument to which the Borrower is a party or by which it may be bound.

         6.13    COMPLIANCE WITH LAW. The Borrower

                 (a) is not in violation, nor are any of its Resorts, or the business operations in respect of any of the Resorts, or to the Borrower's knowledge after diligent inquiry, the Timeshare Owners' Association, in violation, of the Timeshare Act, or any laws, ordinances, governmental rules or regulations of the State of Texas, the State of Missouri, any political subdivision of said states or any other jurisdiction to which the Borrower or the Resorts, or the business operations conducted in respect of the Resorts, or the Timeshare Owners' Association, are subject; and

                 (b) has not failed, nor have the Resorts or, to Borrower's knowledge, the Timeshare Owners' Associations failed, to obtain any consents or joinders, or any approvals, licenses, permits, franchises or other governmental authorizations, or to make or cause to be made any filings, submissions, registrations or declarations with any government or agency or department thereof, necessary to the establishment, ownership or operation of the Resorts or any of Borrower's Properties, or to the conduct of Borrower's business, including, without limitation, the operation of the Resorts and the sale, or offering for sale, of Intervals therein; which violation or failure to obtain or register materially adversely affects the Borrower, the Resorts or the business, prospects, profits, properties or condition (financial or otherwise) of the Borrower or Guarantor or the Resorts. The Borrower has, to the extent required by its activities and businesses, and the operations of the Resorts, fully complied with (1) all of the applicable provisions of (a) the Consumer Credit Protection Act; (b) Regulation Z of the Federal Reserve Board;
         (c) the Equal Credit Opportunity Act; (d) Regulation B of the Federal Reserve Board; (e) the Federal Trade Commission's 3-day cooling-off Rule for Door-to-Door Sales; (f) Section 5 of the Federal Trade Commission Act; (g) the Interstate Land Sales Full Disclosure Act ("ILSA"); (h) federal postal laws; (i) applicable state and federal securities laws; (j) applicable usury laws; (k) applicable trade practices, home and telephone solicitation, sweepstakes, anti-lottery and consumer credit and protection laws; (1) applicable real estate sales licensing, disclosure, reporting and escrow laws; (m) the Americans With Disabilities Act and related accessibility guidelines ("ADA"); (n) the Real Estate Settlement Procedures Act ("RESPA"); (o) all amendments to and rules and regulations promulgated under the foregoing acts or laws; and (p) other applicable federal statutes and the rules and regulations promulgated thereunder; and (2) all of the applicable provisions of the Timeshare Acts, any law or laws of any state (and the rules and regulations promulgated thereunder) relating to ownership, establishment or operation of the Resort, or the sale, offering for sale, or financing of Intervals.

         6.14 RESTRICTIONS OF BORROWER. Neither the Borrower nor any Resort, nor to the Borrower's knowledge, any Timeshare Owners' Association, is a party to any contract or agreement, or subject to any Lien, charge or corporate restriction, which materially and adversely affects its or their business. The Borrower will not be, on or after the Closing Date, a party to any contract or agreement which restricts its right or ability to incur indebtedness, or prohibits the Borrower's execution of, or compliance with the terms of this Agreement or the other Loan Documents. The Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of the Collateral, whether now owned or hereafter acquired, to be subject to a Lien except in favor of Lender as provided hereunder.

         6.15 BROKER'S FEES. Lender and Borrower represent to each other that neither of them has made any commitment or taken any action which will result in a claim for any brokers', finders' or other similar fees or commitments with respect to the transactions described in the Agreement. The Borrower agrees to indemnify Lender and save and hold Lender harmless from all claims of any Person for any broker's or finder's fee or commission other than the Broker's Fee, and this indemnity shall include reasonable attorneys' fees and legal expenses.

         6.16 DEFERRED COMPENSATION PLANS. The Borrower has no pension, profit sharing or other compensatory or similar plan (herein called a "Plan") providing for a program of deferred compensation for any employee or officer. No fact or situation, including but not limited to, any "Reportable Event," as that term is defined in Section 4043 of the Employee Retirement Income Security Act of 1974 as the same may be amended from time to time ("Pension Reform Act"), exists or will exist in connection with any Plan of the Borrower which might constitute grounds for termination of any Plan by the Pension Benefit Guaranty Corporation or cause the appointment by the appropriate United States District Court of a Trustee to administer any such Plan. No "Prohibited Transaction" within the meaning of Section 406 of the Pension Reform Act exists or will exist upon the execution and delivery of the Agreement or the performance by the parties hereto of their respective duties and obligations hereunder. The Borrower will (1) at all times make prompt payment of contributions required to meet the minimum funding standards set forth in Sections 302 through 305 of the Pension Reform Act with respect to each of its Plans; (2) promptly, after the filing thereof, furnish to the Lender copies of each annual report required to be filed pursuant to Section 103 of the Pension Reform Act in connection with each Plan for each Plan Year, including any certified financial statements or actuarial statements required pursuant to said Section 103; (3) notify the Lender immediately of any fact, including, but not limited to, any Reportable Event arising in connection with any Plan which might constitute grounds for termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a Trustee to administer the Plan; and (4) notify the Lender of any "Prohibited Transaction" as that term is defined in Section 406 of the Pension Reform Act. The Borrower will not (a) engage in any Prohibited Transaction or (b) terminate any such Plan in a manner which could result in the imposition of a Lien on the Property of the Borrower pursuant to Section 4068 of the Pension Reform Act.

         6.17 LABOR RELATIONS. The employees of the Borrower are not a party to any collective bargaining agreement with the Borrower, and, to the best knowledge of the Borrower and its officers, there are no material grievances, disputes or controversies with any union or any other organization of the Borrower's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

         6.18    RESORT.

                 (a) TIMESHARE PLAN. Each Resort has been established and dedicated, and is and will remain, a time-share plan and project in full compliance with all applicable laws and regulations including without limitation, the Timeshare Act.

                 (b) ACCESS. Each Resort has direct access to a publicly dedicated road and all roadways inside each Resort are subject to an access and use easement or other dedication or provision that benefits and will continue to benefit all Purchasers.

                 (c) UTILITIES. Electric, sanitary and stormwater sewer, telephone, water facilities and other necessary utilities are available in sufficient capacity to service each Resort and any easements necessary to the furnishing of such utility services have been obtained and duly recorded, and inure to the benefit of each Resort and each Timeshare Owners' Association.

                 (d) AMENITIES. Each Purchaser of an Interval has and will have access to and the full use and enjoyment of all of the Common Elements and public utilities of the Resort in which such interval is located, all in accordance with the Declaration and Timeshare Documents.

                 (e) CONSTRUCTION. All costs arising from the construction or acquisition of any Units and any other improvements and the purchase of any fixtures or equipment, inventory, furnishings or other personalty located in, at, or on the Resorts have been paid or will be paid when due.

                 (f) SALE OF INTERVALS. The marketing, sale, offering of sale, rental, solicitation of Purchasers or, if applicable, lessees, and financing of Intervals in the Resort (1) do not constitute the sale, or the offering of sale, of Securities subject to the registration requirements of the Securities Act of 1933, as amended, or any state securities law; (2) do not violate the Timeshare Act or any land sales or consumer protection law, statute or regulation of state or any other state or jurisdiction in which a Purchaser resides or in which sales or solicitation activities occur; and (3) do not violate any consumer credit or usury statute of state or any other state or jurisdiction in which a Purchaser resides or in which sales or solicitation activities occur. All marketing and sales activities are performed by employees of Borrower, all of whom are and shall be properly licensed in accordance with applicable laws.

                 (g) TANGIBLE PROPERTY. Except for specific items which may be owned by independent contractors, the machinery, equipment, fixtures, tools and supplies used in connection with the Resort, including without limitation, with respect to the operations and maintenance of the Common Elements, are owned either by the Borrower or the applicable Timeshare Owners' Association.

                 (h) OPERATING CONTRACTS. The Borrower has entered into the contracts, agreements, and arrangements necessary for the operation of the Resorts, including but not limited to those with respect to utilities, maintenance, management, services, marketing and sales (hereinbelow defined as "Operating Contracts").

         6.19 TIMESHARE REGIMEN REPORTS. The Borrower has furnished to the Lender true and correct copies of the Timeshare Documents listed on SCHEDULE 6.19, which consist of all those placed on file by the Borrower with the Divisions or any federal, state or local regulatory or recording agencies, offices or departments. All such filings and/or recordations, and all joinders and consents, necessary in order to establish the plan in respect of the Resorts, including without limitation, the Units, Intervals, and all appurtenant Common Elements, and all related use and access rights, have been done or obtained and all laws, regulations and statutes, and all agreements or arrangements, in connection therewith have been complied with.

         6.20 OPERATING CONTRACTS. The contracts, agreements and arrangements listed in EXHIBIT "D" comprise those agreements or arrangements relating to the operation of the Resorts, including without limitation, with respect to utilities, maintenance, management, services, marketing and sales under which the fees to be paid equal or exceed $50,000.00 (collectively, all such agreements and arrangements, including but not limited to those listed in Exhibit D, are referred to herein as the "Operating Contracts"). All of the Operating Contracts listed in Exhibit D are unmodified and in full force and effect and shall remain free and clear of any Lien.

         6.21 ARCHITECTURAL AND ENVIRONMENTAL CONTROL. All Units, Common Elements and other improvements at, upon or appurtenant to the Resort are and will be in compliance with the design, use, architectural and environmental control provisions, IF ANY, set forth in the Declaration.

         6.22 TAX IDENTIFICATION/SOCIAL SECURITY NUMBERS. The Borrower's and Guarantor's respective federal taxpayer's identification numbers, or social security numbers, are as follows:

                 Ascension Resorts, Ltd.           75-2280789
                 Ascension Capital Corporation     75-2259890

                               SECTION 7 - COVENANTS

         7.1 AFFIRMATIVE COVENANTS. So long as any portion of the Obligations remains unsatisfied, Borrower hereby covenants and agrees with Lender as follows:

                 (a) PAYMENT AND PERFORMANCE OF OBLIGATIONS. Borrower shall pay all of the Loan and related expenses when and as the same become due and payable, and Borrower shall strictly observe and perform all of the Obligations, including without limitation, all covenants, agreements, terms, conditions and limitations contained in the Loan Documents, and will do all things necessary which are not prohibited by law to prevent the occurrence of any Event of Default hereunder; and the Borrower will maintain an office or agency in the State of Texas where notices, presentations and demands in respect of the Loan Documents may be made upon the Borrower. Such office or agency and the books and records of the Borrower shall be maintained at 1221 Riverbend Drive, Suite 120, Dallas, Texas 75221 until such time as the Borrower shall so notify the Lender, in writing, of any change of location of such office or agency.

                 (b) MAINTENANCE OF EXISTENCE, QUALIFICATION AND ASSETS. Borrower shall at all times (I) maintain its legal existence, (II) maintain its qualification to transact business and good standing in any state and in any jurisdiction where it conducts business in connection with the Resort, and (III) comply or cause compliance with all governmental laws, rules, regulations and ordinances applicable to the Resort, the Borrower or its business, including, without limitation, the Timeshare Act.

                 (c) CONSOLIDATION AND MERGER. Unless Borrower shall have first obtained Lender's prior written approval, which shall not be unreasonably withheld, Borrower will not consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it.

                 (d) MAINTENANCE OF INSURANCE. The Borrower, or if required pursuant to the Declaration, the Timeshare Owners' Association, shall maintain (or the Borrower shall cause to be maintained) at all times during the term of this Agreement, policies of insurance with premiums being paid when due, and shall deliver to Lender originals of insurance policies issued by insurance companies, in amounts, in form and in substance, and with expiration dates, all acceptable to Lender and containing a waiver of subrogation rights by the insuring company, a non-contributory standard mortgage benefit clause, or their equivalents, and a mortgagee loss payable endorsement in favor of and satisfactory to Lender, and breach of warranty coverage, providing the following types of insurance on and with respect to the Borrower (or, as appropriate, the respective Associations) and the Resort:

                          (i)     Fire and extended coverage insurance
                 (including lightning, hurricane, tornado, wind and water damage, vandalism and malicious mischief coverage) covering the improvements at the Resort and any personal property located in or on the Resort, in an amount not less than the full replacement value of such improvements and personal property, and said policy of insurance shall provide for a deductible acceptable to Lender, breach of warranty coverage, replacement cost endorsements satisfactory to Lender, and shall not permit co-insurance;

                          (ii)    Public liability and property damage
                 insurance covering the Resort in amounts and on terms satisfactory to Lender; and

                          (iii) Such other insurance on the Resort or any replacements or substitutions therefor including, without limitation, flood insurance (if the Property is or becomes located in an area which is considered a flood risk by the U.S. Emergency Management Agency or pursuant to the National Flood Insurance program), in such amounts and upon terms as may from time to time be reasonably required by Lender.

                          To the extent any other timeshare receivable lender has any rights to approve the form of insurance policies with respect to the Resort, the amounts of coverage thereunder, the insurers under such policies, or the designation of an attorney-in-fact for purposes of dealing with damage to any part of the Resort or insurance claims or matters related thereto, or any successor to such attorney-in-fact, or any changes with respect to any of the foregoing, Borrower shall take all steps as may be necessary (and, after turnover, if any, of control of the Resort to the Timeshare Owners' Association, Borrower shall use its best efforts) to ensure that Lender shall at all times have a co-equal right, with such other lender (including, without limitation, Borrower or any third-party lender), to approve all such matters and any proposed changes in respect thereof; and Borrower shall not cause or permit any changes with respect to any insurance policies, insurers, coverage, attorney-in-fact, or insurance trustee, if any, without Lender's prior written approval.

                          In the event of any insured loss or claim in respect of the Resort, Borrower shall apply (or cause to be applied), and Borrower covenants that the Timeshare Owners' Association shall apply (or cause to be applied), all proceeds of such insurance policies in a manner consistent with the Timeshare Documents and the Timeshare Act.

                          All insurance policies required pursuant to this Agreement (or the Timeshare Documents or Timeshare Act) shall provide that the coverage afforded thereby shall not expire or be amended, canceled, modified or terminated without at least thirty (30) days prior written notice to Lender. At least thirty (30) days prior to the expiration date of each policy maintained pursuant to this Section 7.1(d), a renewal or replacement thereof satisfactory to Lender shall be delivered to Lender. Borrower shall deliver or cause to be delivered to Lender receipts evidencing the payment for all such insurance policies and renewals or replacements.

                 In the event of any fire or other casualty to or with respect to the improvements on or at the Resort, Borrower covenants that Borrower or the Timeshare Owners' Association, as the case may be, will promptly restore or repair (or cause to be restored, repaired or replaced) the damaged improvements and repair or replace any other personal property to the same condition as immediately prior to such fire or other casualty and, with respect to the improvements and personal property on the Resort, in accordance with the terms of the Timeshare Documents or Timeshare Act. The insufficiency of any net insurance proceeds shall in no way relieve the Borrower or, as applicable, Borrower and Timeshare Owners' Association, of its obligation to restore, repair or replace such improvements and other personal property in accordance with the terms hereof, of the Declaration or other Timeshare Documents or of the Timeshare Act, and Borrower covenants that Borrower or, as the case may be, the Timeshare Owners' Association, shall promptly comply and cause compliance with the provisions of the Declaration and other Timeshare Documents, or of the Timeshare Act relating to such restoration, repair or replacement In Lender's sole discretion, all insurance proceeds payable to or received by Lender pursuant to the Declaration or the applicable policies may be applied to the payment of the Obligations, whether or not due and in whatever order Lender elects.

                 (e) MAINTENANCE OF SECURITY. Borrower shall execute and deliver (or cause to be executed and delivered) to Lender all security agreements, financing statements, assignments and such other agreements, documents, instruments and certificates, and supplements and amendments thereto, and take such other actions, as Lender deems necessary or appropriate in order to maintain as valid, enforceable and perfected first priority liens and security interests, all Liens and security interests in the Collateral granted to Lender to secure the Obligations. The Borrower shall not grant extensions of time for the payment of, compromise for less than the full face value or release in whole or in part, any Purchaser or other Person liable for the payment of, or allow any credit whatsoever except for the amount of cash to be paid upon, any Collateral or any instrument, chattel paper or document representing the Collateral.

                 (f) PAYMENT OF TAXES AND CLAIMS. Borrower will pay, and, as applicable pursuant to the Declaration, Borrower covenants that the Timeshare Owners' Association will pay when due, all taxes imposed upon the Resort, the Collateral, the Borrower, the Timeshare Owners' Association, or any of its or their property, or with respect to any of its or their franchises, businesses, income or profits, or with respect to the Loan or any of the Loan Documents; and Borrower and the Timeshare Owners' Association, as the case may be, shall pay all other charges and assessments against Borrower, the Collateral and the Resort before any claim (including, without limitation, claims for labor, service materials and supplies) arises for sums which have become due and payable. Except for the Liens in favor of Lender granted pursuant to the Loan Documents, and except as otherwise specifically provided for herein, Borrower covenants that no statutory or other liens whatsoever (including, without limitation, mechanics', materialmens', judgment or tax liens) shall attach to any of the Collateral or the Resort except for such Liens as are expressly provided for pursuant to the Declaration, which shall, in any event, be subordinate to the Lien of Lender. In the event any such Lien attaches to any of the Collateral or the Resort Borrower shall, within thirty (30) days after any such Lien attaches, either (i) cause such Lien to be released of record or (ii) provide Lender with a bond in accordance with the applicable laws of the State, issued by a corporate surety acceptable to Lender, in an amount and form acceptable to Lender.

                 (g) INSPECTIONS. Borrower shall, at any time and from time to time and at the expense of Borrower, permit Lender or its agents or representatives to inspect the Resort, the Collateral and if necessary, in Lender's opinion, to ascertain or assure Borrower's compliance with the terms of this Agreement, any of the Borrower's other assets or Property, and to examine and make copies of and abstracts from its and, to the extent it has access thereto or possession thereof, the Timeshare Owners' Association's, books, accounts, records, original correspondence, computer tapes, disks, software, and other papers as it may desire; and to discuss its affairs, finances and accounts with any of its officers, employees, Affiliates, contractors or independent public accountants (and by this provision Borrower authorizes said accountants to discuss with Lender, its agents or representatives, the affairs, finances and accounts of Borrower). Lender agrees to use reasonable efforts not to unreasonably interfere with Borrower's business operations in connection with any such inspections. Without limiting the foregoing, Lender shall have the right to make such credit investigations as Lender may deem appropriate in connection with its review of Notes Receivable, and Borrower shall make available to Lender all credit information in Borrower's possession or under its control or to which it may have access, with respect to Purchasers or other obligors under Notes Receivable as Lender may request.

                 (h) REPORTING REQUIREMENTS. So long as any portion of the obligations remain unsatisfied, Borrower shall furnish (or cause to be furnished, as the case may be) to Lender the following:

                          (i) MONTHLY FINANCIAL REPORTS. As soon as available and in any event within ten (10) days after the end of each calendar month, a report showing (i) the trial balance of the Pledged Notes Receivable, (ii) an aging report on the Pledged Notes Receivable, (iii) a report detailing the collections on each of the Pledged Notes Receivable, (iv) an Borrowing Base Report and (v) monthly reports from the Lockbox Agent required pursuant to the Lockbox Agreement;

                          (ii) QUARTERLY FINANCIAL REPORTS. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter, copies of income statements and balance sheets for the operations of each Resort and for Borrower, certified by the General Partner of Borrower.

                          (iii)   ANNUAL FINANCIAL REPORTS. As soon as
                 available and in any event within ninety (90) days after the end of each of calendar year or other fiscal year as may be applicable with respect to the Borrower (a "Fiscal Year"), a statement of income and expense of Borrower for the annual period ended as of the end of such Fiscal Year, and a balance sheet of Borrower as of the end of such Fiscal Year, all in such detail and scope as may be reasonably required by Lender and prepared in accordance with GAAP and on a basis consistent with prior accounting periods. Each annual financial statement of Borrower shall be prepared by an independent certified public accountant and certified by Borrower and Guarantor to be true, correct and complete, and shall otherwise be in form acceptable to Lender. In the event that Lender, acting in good faith, is not satisfied with any such Financial Statement, and if Borrower fails to provide Lender with new Financial Statements acceptable to Lender within fifteen (15) days after Lender delivers written notice of such dissatisfaction to Borrower, then, at Lender's request, Borrower shall furnish to Lender copies of audited income statements and balance sheets certified by an independent certified public accountant acceptable to Lender and prepared in accordance with GAAP and on a basis consistent with prior accounting periods. Such audited annual statements shall also be in form and content satisfactory to Lender. If the figures for net and total operating income (as such terms are defined in accordance with GAAP) in the audited annual statements do not vary by more than five percent (5%) from the figures in the unaudited annual statements, Lender shall bear the cost of the certified public accountant's audit. If, however, such figures vary by more than five percent (5%), Borrower shall bear the cost of such certified public accountant's audit;

                          (iv) GUARANTOR'S FINANCIAL STATEMENT. Within ninety (90) days of the end of each calendar year, the corporate Guarantor shall deliver to Lender such Guarantor's statement of income and expense and balance sheet. The Guarantor's Financial Statement shall be in such detail and scope as may reasonably be required by Lender and prepared in accordance with GAAP on a basis consistent with prior accounting periods. The Guarantor's Financial Statement shall be dated as of the end of the immediately preceding calendar year or fiscal year as applicable to such Guarantor, and shall be certified as being true, correct and complete by such Guarantor;

                          (v) OFFICER'S CERTIFICATE. Each set of annual Financial Statements or reports delivered to the Lender pursuant to Sections 7.1(h)(i) and (ii) of this Agreement will be accompanied by a certificate of the President or the Treasurer of the Borrower (and, as applicable the corporate Guarantor) setting forth that the signers have reviewed the relevant terms of the Agreement (and all other agreements and exhibits between the parties) and have made, or caused to be made, under their supervision, a review of the transactions and conditions of the Borrower from the beginning of the period covered by the Financial Statements or reports being delivered therewith to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event which constitutes a Default or Event of Default or, if any such condition or event existed or exists or will exist, specifying the nature and period of existence thereof and what action the Borrower has taken or proposes to take with respect thereto;

                          (vi)    SALES REPORTS. Concurrently with the
                 financial statements required pursuant to Section 7.1(h)(i) and (ii), Borrower shall deliver to Lender, annually, an annual sales report, detailing the sales of all Intervals at the Resorts for the period covered thereby, certified by Borrower and Guarantor to be true, correct and complete and otherwise in a form approved by Lender;

                          (vii) AUDIT REPORTS. Promptly upon receipt thereof, one (1) copy of each other report submitted to the Borrower by independent public accountants or other Persons in connection with any annual, interim or special audit made by them of the books of the Borrower;

                          (viii) NOTICE OF DEFAULT OR EVENT OF DEFAULT. Immediately upon becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and what action the Borrower is taking or proposes to take with respect thereto;

                          (ix) NOTICE OF CLAIMED DEFAULT. Immediately upon becoming aware that the holder of any material obligation or of any evidence of material indebtedness of the Borrower has given notice or taken any other action with respect to a claimed default or event of default thereunder, a written notice specifying the notice given or action taken by such holder and the nature of the claimed default or event of default and what action the Borrower is taking or proposes to take with respect thereto;

                          (x) MATERIAL ADVERSE DEVELOPMENTS. Immediately upon becoming aware of any claim, action, proceeding, development or other information which may materially and adversely affect the Borrower, the Guarantor, the Collateral, the Resort, or the business, prospects, profits or condition (financial or otherwise) of the Borrower or the ability of the Borrower to perform its Obligations under the Agreement, Borrower shall provide Lender with telephonic or telegraphic notice, followed by telefaxed and mailed written confirmation, specifying the nature of such development or information and such anticipated effect; and

                          (xi) OTHER INFORMATION. Borrower will promptly deliver to Lender any other information related to the Loan, the Collateral, the Resort, Borrower or Guarantor as Lender may in good faith request including, without limitation, annually, federal call reports relating to Lockbox Agent. In addition, concurrently with the financial statements described in Section 7.1(h) above, Borrower and Guarantor shall cause to be furnished to Lender the financial statements as described and provided in the Guaranty from time to time.

                 (i) RECORDS. Borrower shall keep adequate records and books of account reflecting all financial transactions of Borrower and with respect to the Resort in which complete entries will be made in accordance with GAAP. In addition, Borrower shall keep, and shall promptly deliver to Lender upon Lender's request therefor, complete, timely and accurate records of all sales of Intervals and all payments in respect of Pledged Notes Receivable.

                 (j) MANAGEMENT. The Borrower and the Guarantor shall cause Borrower to remain engaged in the active management of the Resort and, unless Borrower notifies Lender in writing at least 30 days in advance of its new location, to retain its executive offices at 1221 Riverbend Drive, Suite 120, Dallas, Texas 75221, and to continue to perform duties substantially similar to those presently performed, as provided in the "Management Agreement" relating to the Resorts which is included among the Operating Contracts. In the event of the resignation, termination, retirement or death of Robert E. Mead, Chief Executive Officer of the General Partner of Borrower, the Borrower and Guarantor shall, within six (6) months after the date of any such event, cause to be engaged in his place, a Person or Persons who have substantially equivalent experience, background and demonstrated ability to perform, on terms satisfactory to Lender, the duties performed by Mr. Mead at the time of the Closing Date and who is in all other respects reasonably satisfactory to the Lender.

                 (k)      FICA. Borrower shall furnish to Lender within thirty
         (30) days after the expiration of each calendar quarter proof reasonably satisfactory to Lender that Borrower's obligations to make deposits for F.I.C.A, social security and withholding taxes have been satisfied.

                 (l) OPERATING CONTRACTS. Subject to the rights of the Timeshare Owners' Association as set forth in the Timeshare Documents, no Operating Contract listed in Exhibit D shall be modified, extended, terminated or entered into, without the prior written approval of Lender, if any such modification, extension, termination or new agreement could have an adverse impact on the operating of the Resort or the Collateral.

                 (m) GUARANTOR. Robert E. Mead shall remain owner and holder of 100% of the authorized, issued and outstanding shares of stock of the Guarantor (unless Lender approves in each instance any such change in ownership in advance in writing, provided, however, that Lender shall not unreasonably withhold its approval) and Guarantor shall continue as sole general partner of the Borrower. The Borrower shall not enter into proxies, voting trusts, shareholders agreements or similar arrangements for the purpose of vesting voting rights, authority or discretion in any other Person.

                 (n) NOTICES. Borrower shall notify Lender within five (5) Business Days of the occurrence of any event (i) as a result of which any representation or warranty of Borrower contained in any Loan Documents would be incorrect or materially misleading if made at that time, or (ii) as a result of which Borrower is not in full compliance with all of its covenants and agreements contained in this Agreement or any Loan Document, or (iii) which constitutes or, with the passage of time, notice or a determination by Lender would constitute, an Event of Default.

                 (o)      MAINTENANCE.     Borrower shall maintain, or shall
         cause to be maintained, or to the extent provided for pursuant to the Declaration, shall use its best efforts to cause the Timeshare Owners' Association to maintain, the Resort in good repair, working order and condition and shall make all necessary replacements and improvements to the Resort so that the value and operating efficiency of the Resort will be maintained at all times and so that the Resort remains in compliance in all respects with the Timeshare Act, the Timeshare Documents and other applicable law.

                 (p) CLAIMS. Borrower shall promptly notify Lender of any claim, action or proceeding affecting the Resort or Collateral, or any part thereof, or any of the security interests or rights granted in favor of Lender hereunder or under any of the Loan Documents. At the request of Lender, Borrower shall appear in and defend in favor of Lender, at Borrower's sole expense, with regard to any such claim, action or proceeding.

                 (q)      REGISTRATION AND REGULATIONS

                          (i) LOCAL LEGAL COMPLIANCE. The Borrower will comply, and will cause the Resort to comply, with all applicable servitudes, restrictive covenants, applicable planning, zoning or land use ordinances and building codes, all applicable health and Environmental Laws and regulations, and all other applicable laws, rules, regulations, agreements or arrangements.

                          (ii) REGISTRATION COMPLIANCE. The Borrower will maintain, or cause to be maintained, all necessary registrations, current filings, consents, franchises, approvals, and exemption certificates, and the Borrower will make or pay, or cause to be made or paid, all registrations, declarations or fees with the Division and any other government or any agency or department thereof, whether in the state or another jurisdiction, required in connection with the Resort and the occupancy use and operation thereof, the incorporation of Units into the time-share plan established pursuant to the Declaration and the other Timeshare Documents, and the sale, advertising, marketing, and offering for sale of Intervals. All such registrations, filings and reports will be truthfully completed; and true and complete copies of such registrations, applications, consents, licenses, permits, franchises, approvals, exemption certificates, filings and reports will be delivered to the Lender. Borrower shall advise Lender of any changes with respect to its marketing or sales programs in any jurisdiction, including jurisdictions other than the state, and at Lender's request from time to time, Borrower shall deliver to Lender (A) written statements by the applicable state authorities, in form acceptable to Lender, stating that no registration is necessary for the sale of Intervals in the particular state, (B) an opinion of counsel in form acceptable to Lender and rendered by counsel acceptable to Lender, stating that no such registration is necessary, or (C) such other evidence of compliance with applicable laws as Lender may require; and

                          (iii) OTHER COMPLIANCE. The Borrower has in all material respects, complied with and will comply with all laws and regulations of the United States, the State of Texas, the State of Missouri, any political subdivision of either such state and any other governmental, quasi-governmental or administrative jurisdiction in which Intervals have been sold or offered for sale, or in which sales, offers of sale or solicitations with respect to the Resort have been or will be conducted, including to the extent applicable, but not limited to: (1) the Timeshare Act; (2) the Consumer Credit Protection Act; (3) Regulation Z of the Federal Reserve Board; (4) the Equal Credit Opportunity Act; (5) Regulation B of the Federal Reserve Board; (6) the Federal Trade Commission's 3-day cooling-off Rule for Door-to-Door Sales; (7) Section 5 of the Federal Trade Commission Act; (8) ILSA; (9) federal postal laws; (10) applicable state and federal securities laws; (11) applicable usury laws; (12) applicable trade practices, home and telephone solicitation, sweepstakes, anti-lottery and consumer credit and protection laws; (13) applicable real estate sales licensing, disclosure, reporting and escrow laws;
                 (14) the ADA; (15) RESPA; (16) all amendments to and rules and regulations promulgated under the foregoing acts or laws; and
                 (17) other applicable federal statutes and the rules and regulations promulgated thereunder; and (18) any state law or law of any state (and the rules and regulations promulgated thereunder) relating to ownership, establishment or operation of the Resort, or the sale, offering for sale, or financing of Intervals.

                 (r) OTHER DOCUMENTS. The Borrower will maintain to the satisfaction of the Lender, and make available to Lender, accurate and complete files relating to the Resort, the Pledged Notes Receivable and other Collateral, and such files will contain true copies of each Pledged Note Receivable, as amended from time to time, copies of all relevant credit memoranda relating to such Notes Receivable and all collection information and correspondence relating thereto.

                 (s) FURTHER ASSURANCES. Borrower will execute and deliver, or cause to be executed and delivered, such other and further agreements, documents, instruments, certificates and assurances as, in the judgment of Lender exercised in good faith may be necessary or appropriate to more effectively evidence or secure, and to ensure the performance of, the Obligations. In addition, Borrower shall deliver to Lender from time to time upon each request by Lender such documents, instruments or other matters or items as Lender may require to evidence Borrower's compliance with the covenants set forth in this
         Section 7.l.

                 (t) UTILITIES. The Borrower will cause, or to the extent provided for pursuant to the Declaration, covenants to use its best efforts to ensure that the Timeshare Owners' Association, or the manager of the Resort, as applicable, will cause, electric, sanitary and stormwater sewer, water facilities, drainage facilities, solid waste disposal, telephone and other necessary utilities to be available to the Resort in sufficient capacity to service the Resort.

                 (u) AMENITIES. The Borrower will cause, or to the extent provided for pursuant to the Declarations, will use its best efforts to ensure that the Timeshare Owners' Association, or the manager of the Resort, as applicable, will cause, the Resort to be maintained in good condition and repair, and in accordance with the provisions of the applicable Timeshare Documents, and the Borrower will cause each Purchaser of an Interval at the Resort to have continuing access to, and the use of, to the extent of such Purchaser's time-share periods, all of the Common Elements and related or appurtenant services, rights and benefits, all as provided in the Declaration and the Timeshare Documents.

                 (v) EXPENSES AND CLOSING FEES. Whether or not the transactions contemplated hereunder are completed, the Borrower shall pay all expenses of the Lender relating to negotiating, preparing, documenting, closing and enforcing this Agreement, including, but not limited to:

                          (i) the cost of preparing, reproducing and binding this Agreement, the other Loan Documents and all Exhibits and Schedules thereto;

                          (ii) the fees and disbursements of Lender's counsel provided, however, that Borrower's obligation to pay Lender's counsel fees in connection with the negotiation, preparation, documentation and closing of this Agreement shall not exceed $20,000.00;

                          (iii)   Lender's out-of-pocket expenses;

                          (iv) all fees and expenses (including fees and expenses of the Lender's counsel) relating to any amendments, waivers, consents or subsequent closings pursuant to the provisions hereof;

                          (v) all costs, outlays, legal fees and expenses of every kind and character had or incurred in (1) the interpretation or enforcement of any of the provisions of, or the creation, preservation or exercise of rights and remedies under, any of the Loan Documents including the costs of appeal
                 (2) the preparation for, negotiations regarding, consultations concerning, or the defense or prosecution of legal proceedings involving any claim or claims made or threatened against the Lender arising out of this transaction or the protection of the Collateral securing the Loan or Advances made hereunder, expressly including, without limitation, the defense by Lender of any legal proceedings instituted or threatened by any Person to seek to recover or set aside any payment or setoff theretofore received or applied by the Lender with respect to the Obligations, and any and all appeals thereof; and (3) the advancement of any expenses provided for under any of the Loan Documents;

                          (vi) all expenses relating to the maintenance and administration of the Lockbox and Lockbox Account by the Lockbox Agent and Servicing and any escrow by the Title Company or any other escrow agent;

                          (vii) the custodial fees payable to Lender with respect to the original Pledged Notes Receivable and related Collateral;

                          (viii) all costs and expenses incurred by Lender under the Note, and all late charges under the Note; and

                          (ix) all real and personal property taxes and assessments, documentary stamp and intangible taxes, sales taxes, recording fees, title insurance premiums and other title charges document copying, transmittal and binding costs, appraisal fees, lien and judgment search costs, fees of architects, engineers, environmental consultants, surveyors and any special consultants, construction inspection fees, brokers fees, escrow fees, wire transfer fees, and all travel and out-of-pocket expenses of Lender to conduct inspections or audits; Without limitation of the foregoing, Borrower shall pay the costs of UCC and other searches, UCC and other Loan Document recording fees and applicable taxes, and premiums on each Mortgagee Policy of Title Insurance delivered to Lender pursuant to this Agreement.

                 (w) INDEMNIFICATION OF LENDER. In addition to (and not in lieu of) any other provisions of any Loan Document providing for indemnification in favor of Lender, the Borrower shall defend, indemnify and hold harmless Lender, its subsidiaries, affiliates, officers, directors, agents, employees, representatives, consultants, contractors, servants, and attorneys, as well as the respective heirs, personal representatives, successors or assigns of any or all of them (hereafter collectively the "Indemnified Lender Parties"), from and against, and promptly pay on demand or reimburse each of them with respect to, any and all liabilities, claims, demands, losses, damages, costs and expenses (including without limitation, reasonable attorneys' and paralegals' fees and costs), actions or causes of action of any and every kind or nature whatsoever asserted against or incurred by any of them by reason of or arising out of or in any way related or attributable to (i) this Agreement, the Loan Documents, the Commitment or the Collateral; (ii) the transactions contemplated under any of the Loan Documents or any of the Timeshare Document, including without limitation, those in any way relating to or arising out of the violation of any federal or state laws, including the Timeshare Act;
         (iii) any breach of any covenant or agreement or the incorrectness or inaccuracy of any representation and warranty of the Borrower contained in this Agreement or any of the Loan Documents (including without limitation any certification of the Borrower delivered to the Lender; (iv) any and all taxes, including real estate, personal property, sales, mortgage, excise, intangible or transfer taxes, and any and all fees or charges, including, without limitation under the Timeshare Act, which may at any time arise or become due prior to the payment, performance and discharge in full of the Obligations; (v) the breach of any representation or warranty as set forth herein regarding any Environmental Laws; (vi) the failure of any Borrower to perform any obligation or covenant herein required to be performed pursuant to any Environmental Laws; (vii) the use, generation, storage, release, threatened release, discharge, disposal or presence on, under or about the Resort of any Hazardous Materials; (viii) the removal or remediation of any Hazardous Materials from the Resort required to be performed pursuant to any Environmental Laws or as a result of recommendations of any environmental consultant or as required by Lender; (ix) claims asserted by any Person (including without limitation any governmental or quasi-governmental agency, commission, department, instrumentality or body, court, arbitrator or administrative board [collectively, a "Governmental Agency"], in connection with or any in any way arising out of the presence, use, storage, disposal, generation, transportation release, or treatment of any Hazardous Materials on, in, under or affecting the Resort; (x) the violation or claimed violation of any Environmental Laws in regard to the Resort; or (id) the preparation of an environmental audit or report on the Resort, whether conducted by Lender, Borrower or a third-party, or the implementation of environmental audit recommendations. Such indemnification shall not give Borrower or the Guarantor any right to participate in the selection of counsel for Lender or the conduct or settlement of any dispute or proceeding for which indemnification may be claimed. Lender agrees to give Borrower written notice of the assertion of any claim or the commencement of any action or lawsuit described in this Section. It is the express intention of the parties hereto that the indemnity provided for in this Section, as well as the disclaimers of liability referred to in this Agreement, are intended to and shall protect and indemnify Lender from the consequences of Lender's own negligence, whether or not that negligence is the sole or concurring cause of any liability, obligation. loss, damage, penalty, action, judgment, suit, claim, cost, expense or disbursement provided, however, that Borrower shall not be required to protect and indemnify Lender from the consequences of Lender's gross negligence, where that gross negligence is the sole cause of the liability, obligation, loss, damage, penalty, action, judgment, suit, claim, cost, expense or disbursement for which indemnification or protection would otherwise be required. The provisions of this Section shall survive the fall payment, performance and discharge of the Obligations and the termination of this Agreement, and shall continue thereafter in full force and effect.

         7.2 NEGATIVE COVENANTS. So long as any portion of the Obligations remain unsatisfied, Borrower hereby covenants and agrees with Lender as follows:

                 (a) LIMITATION ON OTHER DEBT/FURTHER ENCUMBRANCES. Without the prior written consent of Lender which may be granted, withheld or conditioned in Lender's sole discretion, Borrower will not obtain financing or grant liens with respect to the Collateral. Provided that such financing is in the ordinary course of Borrower's business, Borrower may, however, obtain arms length financing in a manner consistent with Lender's rights under this Agreement with respect to any Units or Intervals, the Resorts or any Properties used in connection with the Resorts, or any Notes Receivable or other accounts receivable (whether now existing or created hereafter) other than those included among the Collateral.

                 (b) RESTRICTIONS ON TRANSFERS. Except as hereinafter specifically provided, Borrower shall not, whether voluntarily or involuntarily, by operation of law or otherwise, (i) without obtaining the prior written consent of Lender (which consent may be given, withheld or conditioned by Lender in Lender's sole discretion), transfer, sell, pledge, convey, hypothecate, factor or assign all or any portion of the Collateral, the Encumbered Intervals, the Common Elements relating to the Encumbered Intervals or any Resort facilities or amenities, or contract to do any of the foregoing, including, without limitation, pursuant to options to purchase, and so-called "installment sales contracts", "land contracts", or "contracts for deed", (ii) without obtaining the prior written consent of Lender (which consent may be given, withheld or conditioned by Lender in Lender's sole discretion), lease or license all or any portion of the Collateral, the Encumbered Intervals, the Common Elements relating to the Encumbered Intervals or any Resort facilities or amenities, or change the legal or actual possession or use thereof, (iii) permit the dilution, transfer, pledge, hypothecation or encumbrance of any interest in Borrower without obtaining the prior written consent of Lender (which consent shall not be unreasonably withheld), (iv) permit the assignment, transfer, delegation, change, modification or diminution of the duties or responsibilities of Borrower, the Guarantor or, to the extent within the control of Borrower, of any manager of the Resort approved by Lender as manager of the Resort (except for an assignment of such duties to a professional management company or companies reasonably acceptable to Lender in advance) without obtaining the prior written consent of Lender (which consent shall not be unreasonably withheld), or (v) without obtaining the prior written consent of Lender (which consent may be given, withheld or conditioned by Lender in Lender's sole discretion), cause or permit the assignment, pledge or other encumbrance of any of the Operating Contracts or all or any portion of Borrower's right, title or interest in the Declaration. Without limiting the generality, of the preceding sentence, and subject to the terms of this Agreement, the prior written consent of Lender (as specified above) shall be required for
         (A) any transfer of the Encumbered Intervals, the Common Elements relating to the

         Encumbered Intervals or any Resort facilities or amenities or any part thereof made to a subsidiary or Affiliate or otherwise, (B) any transfer of all or any part of the Encumbered Intervals, the Common Elements relating to the Encumbered Intervals or any Resort facilities or amenities by Borrower to its stockholders or Affiliates or vice versa, (C) any corporate merger or consolidation, disposition or other reorganization, and (D) any change in the ownership of stock of the Borrower that would result in a change in control of the Borrower. In the event that Lender is willing to consent to a transfer which would otherwise be prohibited by this Section 7.2(b) Lender may condition its consent on such terms as it desires, including, without limitation, an increase in the Interest Rate and the requirement that Borrower pay a transfer fee, together with any expenses incurred by Lender in connection with the granting of such consent (including, without limitation, attorneys' fees and expenses). If Borrower violates the terms of this Section 7.2(b), in addition to any other rights or remedies which Lender may have herein, in any other Loan Document, or at law or in equity, Lender may by written notice to Borrower increase, effective immediately as of the date of such violation, the Interest Rate to the Default Rate.

                 (c) USE OF THE LENDER'S NAME. Borrower will not, and will not permit any Affiliate to, without the prior written consent of the Lender, use the name of the Lender or the name of any affiliate of the Lender in connection with any of their respective businesses or activities, except in connection with internal business matters and as required in dealings with governmental agencies.

                 (d) TRANSACTIONS WITH AFFILIATES. Without the prior written consent of Lender which shall not unreasonably be withheld, Borrower will not enter into any transaction with any Affiliate in connection with the Resorts, including, without limitation, relating to the purchase, sale or exchange any assets or properties or the rendering of any service, except in the ordinary course of, and pursuant to the reasonable requirements of, the operations of the Resorts and upon fair and reasonable terms.

                 (e) RESTRICTIVE COVENANTS. Borrower will not without Lender's prior written consent seek, consent to, or otherwise acquiesce in, any change in any private restrictive covenant, planning or zoning law or other public or private restriction, which would limit or alter the use of the Resort.

                 (f) SUBORDINATED OBLIGATIONS. Borrower will not, directly or indirectly, (i) permit any payment to be made in respect of any indebtedness, liabilities or obligations, direct or contingent, (the "Subordinated Debt") including without limitation, the Subordinated Indebtedness (as defined in the Guaranty Agreement) to any of its shareholders or their affiliates or which are subordinated by the terms thereof or by separate instrument to the payment of principal of, and interest on, the

         Note, except that the Borrower may make and the Subordinated Lender may receive, accept and retain such payments so long as no Default or Event of Default under, and as defined, in the Loan Agreement shall have occurred and be continuing and such payments are in respect of regularly scheduled payments of principal and/or interest under the Subordinated Debt (the terms of which regularly scheduled payments shall have previously been approved, in writing by the Lender in its sole discretion) provided that in no case may the Borrower make, or the Subordinated Lender accept, a prepayment of any principal and/or interest in respect of the Subordinated Debt, (ii) permit the amendment, rescission or other modification of any such subordination provisions of any of the Borrower's subordinated obligations in such a manner as to affect adversely the Lender's Lien in and to the Collateral or Lender's senior priority position and entitlement as to payment and rights with respect to the Note and the Obligations, or
         (iii) permit the prepayment or redemption, except for mandatory prepayments, of all or any part of Borrower's obligations to its shareholders, or of any subordinated obligations of the Borrower except in accordance with the terms of such subordination.

                 (g) TIMESHARE REGIME. Without Lender's prior written consent, Borrower shall not amend, modify or terminate the Declarations or other Timeshare Documents, or any other restrictive covenants, agreements or easements regarding the Resorts (except for routine non-substantive modifications which have no impact on the Collateral); nor shall Borrower assign its rights as "developer" under the Declarations without Lender's prior written consent, or file or permit to be filed any additional covenants, conditions, easements or restrictions against or affecting the Resorts (or any portion thereof) without Lender's prior written consent, which consent shall not be unreasonably withheld.

                 (h)      NAME CHANGE. Borrower will not change its name.

                 (i) COLLATERAL. Borrower shall not take any action (nor permit or consent to the taking of any action) which might impair the value of the Collateral or any of the rights of Lender in the Collateral, nor shall Borrower cause or permit any amendment to or modification of the form or terms of any of the Pledged Notes Receivable, Mortgages or, except as specifically provided hereinabove, the other Timeshare Documents.

                 (j) MARKETING/SALES. Borrower shall not market, attempt to sell or sell or permit or justify any sales or attempted sales of any Intervals except in compliance with the Timeshare Act and applicable laws in state and other jurisdictions where marketing, sales or solicitation activities occur.

                         SECTION 8 -- EVENTS OF DEFAULT

         8.1 NATURE OF EVENTS. An "Event of Default" shall exist if any of the following shall occur:

                 (a) PAYMENTS. If Borrower shall fail to make, as and when due, any payment or mandatory prepayment of principal, interest, fees or other amounts with respect to the Loan and such failure shall continue for five (5) days after notice of such failure is provided by Lender.

                 (b) COVENANT DEFAULTS. If Borrower shall fail to perform or observe any covenant, agreement or warranty contained in this Agreement or in any of the Loan Documents, (other than with respect to the failure to make timely payments in respect of the Loan as provided in Section 8.1(a) or violation of any negative covenants in Section 7.2) and, such failure shall continue for fifteen (15) days after notice of such failure is provided by Lender, provided however, that if Borrower commences to cure such failure within such 10 day period, but, because of the nature of such failure, cure cannot be completed within 10 days notwithstanding diligent effort to do so, then, provided Borrower diligently seeks to complete such cure, an Event of Default shall not result unless such failure continues for a total of thirty (30) days.

                 (c) WARRANTIES OR REPRESENTATIONS. If any representation or other statement made by or on behalf of Borrower or Guarantor in this Agreement, in any of the Loan Documents or in any instrument furnished in compliance with or in reference to the Loan Documents, is false, misleading or incorrect in any material respect as of the date made or reaffirmed.

                 (d) ENFORCEABILITY OF LIENS. If any lien or security interest granted by Borrower to Lender in connection with the Loan is or becomes invalid or unenforceable or is not, or ceases to be, a perfected first priority lien or security interest in favor of Lender encumbering the asset to which it is intended to encumber, and Borrower fails to cause such lien or security interest to become a valid, enforceable, first and prior lien or security interest in a manner satisfactory to Lender within ten (10) days after Lender delivers written notice thereof to Borrower.

                 (e) INVOLUNTARY PROCEEDINGS. If a case is commenced or a petition is filed against Borrower or Guarantor under any Debtor Relief Law; a receiver, liquidator or trustee of Borrower or Guarantor or of any material asset of Borrower or Guarantor is appointed by court order and such order remains in effect for more than forty-five
         (45) days; or if any material asset of Borrower or Guarantor is sequestered by court order and such order remains in effect for more than forty-five (45) days.

                 (f) PROCEEDINGS. If either Borrower or Guarantor voluntarily seek, consent to or acquiesce in the benefit of any provision of any Debtor Relief Law, whether now or hereafter in effect; consent to the filing of any petition against it under such law; make an assignment for the benefit of its creditors; admit in writing its inability to pay its debts generally as they become due; or consents or suffers to the appointment of a receiver, trustee, liquidator or conservator for it, him or her or any part of its, his or her assets.

                 (g) ATTACHMENT, JUDGMENT, TAX LIENS. The issuance, filing, levy or seizure against the Collateral, or, with respect to the Resort or the Obligations, against the Borrower or the Guarantor, of one or more attachments, injunctions, executions, tax liens or judgments for the payment of money cumulatively in excess of $50,000, which is not discharged in full or stayed within thirty (30) days after issuance or filing.

                 (h) FAILURE TO DEPOSIT PROCEEDS. If Borrower shall fail to deliver payments made under the Pledged Notes Receivable directly to Lender as required pursuant to Section 2.3 above, or if Borrower shall take any other act which Lender shall deem to be a conversion of the Collateral or fraudulent with respect to Lender.

                 (i) TIMESHARE DOCUMENTS. If the Declaration, any of the other documents creating or governing the Resort, its timeshare regime, or the Timeshare Owners' Association, or the restrictive covenants with respect to the Resort, shall be terminated, amended or modified without Lender's prior written consent (except for routine non-substantive modifications which have no impact on the Collateral).

                 (j) REMOVAL OF COLLATERAL. If Borrower conceals, removes, transfers, conveys, assigns or permits to be concealed, removed, transferred, conveyed or assigned, any of the Collateral in violation of the terms of the Loan Documents or with the intent to hinder, delay or defraud its creditors or any of them including, without limitation, Lender.

                 (k) OTHER DEFAULTS. If a material default shall occur in any of the covenants or Obligations set forth in any of the Loan Documents.

                 (l) MATERIAL ADVERSE CHANGE. Any material adverse change in the financial condition of the Borrower or the Guarantor or in the condition of the Collateral. For purposes of this provision, a decline in the net worth of the Borrower of $100,000.00 or less shall not be considered a material adverse change.

                 (m) DEATH OR DISABILITY OF ROBERT MEAD OR DEFAULT OF GUARANTOR. (i) Death or disability of Robert Mead, unless within ninety (90) days thereafter Borrower provides Lender with written information setting forth the replacement management personnel of Borrower together with a description of those Persons'





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
         experience, ability and reputation, and Lender, acting in good faith, determines that the replacement management personnel's experience, ability and reputation is equal to or greater than that of the Borrower prior to such death or disability; or (ii) Any default under the Guaranty Agreement or the revocation or attempted revocation or repudiation thereof, in whole or part, by the Guarantor; or (iii) except with Lender's prior written consent, which consent shall not be unreasonably withheld, any change in the ownership structure of the corporate Guarantor, or in the Guarantor's administrative, operational, management or marketing responsibilities with respect to the Borrower or the Resort.

                 (n) DEFAULT BY BORROWER IN OTHER AGREEMENTS. Any default by the Borrower (i) in the payment of any indebtedness to Lender; (ii) in the payment or performance of other indebtedness for borrowed money or obligations secured by any part of the Resort; or (iii) in the payment or performance of other material indebtedness or obligations (material indebtedness or obligations being defined for purposes of this provision as any indebtedness or obligation in excess of $50,000) where such default accelerates or permits the acceleration (after the giving of notice or passage of time or both) of the maturity of such indebtedness, or permits the holders of such indebtedness to elect a majority of the board of directors of Borrower (whether or not such default[s] have been waived by such holder).

                 (o) LOSS OF LICENSE. The loss, revocation or failure to renew or file for renewal of any registration, approval, license, permit or franchise now held or hereafter acquired by the Borrower or with respect to any Resort, or the failure to pay any fee, which is necessary for the continued operation of any Resort or the Borrower's business in the same manner as it is being conducted at the time of such loss, revocation, failure to renew or failure to pay.

                 (p) SUSPENSION OF SALES. The issuance of any stay order, cease and desist order, injunction, temporary restraining order or similar judicial or nonjudicial sanction limiting or otherwise materially adversely affecting any Interval sales activities, other business operations in respect of the Resorts, or the enforcement of Lender's remedies.

                 (q) VIOLATION OF NEGATIVE COVENANTS. Borrower violates any negative covenants set forth in Section 7.2.


                              SECTION 9 -- REMEDIES

         9.1 REMEDIES UPON DEFAULT. Should an Event of Default occur, Lender may take any one or more of the actions described in this Section 9, all without notice to Borrower:

                 (a) ACCELERATION. Without demand or notice of any nature whatsoever, declare the unpaid balance of the Loan, or any part thereof, immediately due and payable, whereupon the same shall be due and payable.





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
                 (b) TERMINATION OF OBLIGATION TO ADVANCE. Terminate any commitment of Lender to lend under this Agreement in its entirety, or any portion of any such commitment, to the extent Lender shall deem appropriate, all without notice to Borrower

                 (c) JUDGMENT. Reduce Lender's claim to judgment, foreclose or otherwise enforce Lender's security interest in all or any part of the Collateral by any available judicial or other procedure under law.

                 (d) SALE OF COLLATERAL. After notification, if any, provided for in Section 9.2 below, sell or otherwise dispose of, at the office of Lender, or elsewhere, as chosen by Lender, all or any part of the Collateral, and any such sale or other disposition may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust Lender's power of sale, but sales may be made from time to time until all of the Collateral has been sold or until the Obligations have been paid in full and fully performed), and at any such sale it shall not be necessary to exhibit the Collateral. Borrower and the Guarantor hereby acknowledge and agree that a private sale or sales of the Collateral, after notification as provided for in
         Section 9.2, shall constitute a commercially reasonable disposition of the Collateral sold at any such sale or sales, and otherwise, commercially reasonable action on the part of the Lender.

                 (e) RETENTION OF COLLATERAL. At its discretion, retain such portion of the Collateral as shall aggregate in value to an amount equal to the Loan, in satisfaction of the Obligations, whenever the circumstances are such that Lender is entitled and elects to do so under applicable law.

                 (f) RECEIVER. Apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Borrower hereby consents to any such appointment.

                 (g) PURCHASE OF COLLATERAL. Buy the Collateral at any public or private sale.

                 (h) EXERCISE OF OTHER RIGHTS. Lender shall have all the right and remedies of a secured party under the Code and other legal and equitable rights to which it may be entitled, including, without limitation, and without notice to the Borrower, the right to continue to collect all payments made on the Pledged Notes Receivable, and to apply such payments to the Obligations, and to sue in its own name the maker of any defaulted pledged Notes Receivable. Lender may also exercise any and all other rights or remedies afforded by any other applicable laws or by the Loan Documents as Lender shall deem appropriate, at law, in equity or otherwise, including, but not limited to, the right to bring suit or other proceeding, either for specific performance of any covenant or condition contained in the Loan Documents or in aid of the exercise of any right or remedy granted to Lender in the Loan Documents. Lender shall also have the right to require the Borrower to assemble any of the Collateral not in Lender's possession, at Borrower's expense, and make it available to Lender at a place to be determined by Lender which is reasonably convenient to both parties, and Lender shall have the right to take immediate possession of all of the Collateral, and may enter the Resort or any of the premises of Borrower or wherever the Collateral shall be located, with or without process of law wherever the Collateral may be, and, to the extent such premises are not the property of Lender, to keep and store the same on said premises until sold (and if said premises be the property of Borrower, Borrower agrees not to charge Lender for use and occupancy, rent, or storage of the Collateral, for a period of at least ninety (90) days after sale or disposition of the Collateral).

         9.2 NOTICE OF SALE. Reasonable notification of time and place of any public sale of the Collateral or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made shall be sent to Borrower and to any other person entitled under the Code to notice; provided, however, that if the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender may sell or otherwise dispose of the Collateral without notification, advertisement or other notice of any kind. It is agreed that notice sent not less than five (5) calendar days prior to the taking of the action to which such notice relates is reasonable notification and notice for the purposes of this Section 9.2. Lender shall have the right to bid at any public or private sale on its own behalf. Out of money arising from any such sale, Lender shall retain an amount equal to all costs and charges, including attorneys' fees for advice, counsel or other legal services or for pursuing, reclaiming, seeking to reclaim, taking, keeping, removing, storing and advertising such Collateral for sale, selling same and any and all other charges and expenses in connection therewith and in satisfying any prior Liens thereon. Any balance shall be applied upon the Obligations, and in the event of deficiency, the Borrower shall remain liable to Lender. In the event of any surplus, such surplus shall be paid to the Borrower or to such other Persons as may be legally entitled to such surplus. If, by reason of any suit or proceeding of any kind, nature or description against the Borrower, or by the Borrower or any other party against Lender, which in Lender's sole discretion makes it advisable for Lender to seek counsel for the protection and preservation of its security interest, or to defend its own interest, such expenses and counsel fees shall be allowed to Lender and the same shall be made a further charge and Lien upon the Collateral.

                 In view of the fact that federal and state securities laws may impose certain restrictions on the methods by which a sale of Collateral comprised of Securities may be effected after an Event of Default, Borrower agrees that upon the occurrence or existence of an Event of Default, Lender may, from time to time, attempt to sell all or any part of such Collateral by means of a private placement restricting the bidding and prospective purchasers to whose who will represent and agree that they are purchasing for investment only and not for, or with a view to, distribution. In so doing, Lender may solicit offers to buy such Collateral, or any part of it for cash, from a limited number of investors deemed by Lender, in its reasonable judgment, to be responsible parties who might be interested in purchasing the Collateral and if Lender solicits such offers from not less than two (2) such investors, then the acceptance by Lender of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of such Collateral.

         9.3 APPLICATION OF COLLATERAL; TERMINATION OF AGREEMENTS. Upon the occurrence of any Event of Default, Lender may, with or without proceeding with such sale or foreclosure or demanding payment or performance of the Obligations, without notice, terminate Lender's further performance under this Agreement or any other agreement or agreements between Lender and the Borrower, without further liability or obligation by Lender, and may also, at any time, appropriate and apply on any Obligations any and all Collateral in its (or the Lockbox Agent's) possession, any and all balances, credits, deposits, account, reserves, indebtedness or other moneys due or owing to the Borrower held by Lender hereunder or under any other financing agreement or otherwise, whether accrued or not. Neither such termination, nor the termination of this Agreement by lapse of time, the giving of notice or otherwise, shall absolve, release or otherwise affect the liability of the Borrower in respect of transactions prior to such termination, or affect any of the Liens, security interests, rights, powers and remedies of Lender, but they shall, in all events, continue until all of the Obligations are satisfied.

         9.4 RIGHTS OF LENDER REGARDING COLLATERAL. In addition to all other rights possessed by Lender, Lender, at its option, may from time to time after there shall have occurred an Event of Default, and so long as such Event of Default remains uncured, at its sole discretion, take the following actions:

                 (a) Transfer all or any part of the Collateral into the name of Lender or its nominee;

                 (b) Take control of any proceeds of any of the Collateral;

                 (c) Extend or renew the Loan and grant releases, compromises or indulgences with respect to the Obligations, any portion thereof, any extension or renewal thereof, or any security therefor, to any obligor hereunder or thereunder; and

                 (d) Exchange certificates or instruments representing or evidencing the Collateral for certificates or instruments of smaller or larger denominations for any purpose consistent with the terms of this Agreement.

         9.5 DELEGATION OF DUTIES AND RIGHTS. Lender may execute any of its duties and/or exercise any of its rights or remedies under the Loan Documents by or through its officers, directors, employees, attorneys, agents or other representatives.

         9.6 LENDER NOT IN CONTROL. None of the covenants or other provisions contained in this Agreement or in any Loan Document shall give Lender the right or power to exercise control over the affairs and/or management of Borrower.

         9.7 WAIVERS. The acceptance by Lender at any time and from time to time of partial payments of the Loan or performance of the Obligations shall not be deemed to be a waiver of any Event of Default then existing. No waiver by Lender of any Event of Default shall be deemed to be a waiver of any other or subsequent Event of Default. No delay or omission by Lender in exercising any right or remedy under the Loan Documents shall impair such right or remedy or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such right or remedy preclude other or further exercise thereof, or the exercise of any other right or remedy under the Loan Documents or otherwise. Further, except as otherwise expressly provided in this Agreement or by applicable law, Borrower and each and every surety, endorser, guarantor and other party liable for the payment or performance of all or any portion of the Obligations, severally waive notice of the occurrence of any Event of Default, presentment and demand for payment, protest, and notice of protest, notice of intention to accelerate, acceleration and nonpayment, and agree that their liability shall not be affected by any renewal or extension in the time of payment of the Loan, or by any release or change in any security for the payment or performance of the Loan, regardless of the number of such renewals, extensions, releases or changes.

         9.8 CUMULATIVE RIGHTS. All rights and remedies available to Lender under the Loan Documents shall be cumulative of and in addition to all other rights and remedies granted to Lender under any of the Loan Document, at law or in equity, whether or not the Loan is due and payable and whether or not Lender shall have instituted any suit for collection or other action in connection with the Loan Documents.

         9.9 EXPENDITURES BY LENDER. Any sums expended by or on behalf of Lender pursuant to the exercise of any right or remedy provided herein shall become part of the Obligations and shall bear interest at the Default Rate, from the date of such expenditure until the date repaid.

         9.10 DIMINUTION IN VALUE OF COLLATERAL. Lender shall not have any liability or responsibility whatsoever for any diminution or loss in value of any of the Collateral, specifically including that which may arise from Lender's negligence or inadvertence, whether such negligence or inadvertence is the sole or concurring cause of any damage, but specifically excluding any diminution or loss in value which is actually and proximately caused by Lender's failure to retain the Pledged Notes Receivable in a fire-resistant filing cabinet as provided in Section 3.6 above.

                     SECTION 10 -- CERTAIN RIGHTS OF LENDER

         10.1 PROTECTION OF COLLATERAL. Lender may at any time and from time to time take such actions as Lender deems necessary or appropriate to protect Lender's Liens and security interests in and to preserve the Collateral, and to establish, maintain and protect the enforceability of Lender's rights with respect thereto, all at the expense of Borrower. Borrower agrees to cooperate fully with all of Lender's efforts to preserve the Collateral and Lender's Liens, security interests and rights and will take such actions to preserve the Collateral and Lender's Liens, security interests and rights as Lender may direct, including, without limitation, by promptly paying upon Lender's demand therefor, all documentary stamp taxes or other taxes that may be or may become due in respect of any of the Collateral. All of Lender's expenses of preserving the Collateral and its liens and security interests and rights therein shall be added to the Loan.

         10.2 PERFORMANCE BY LENDER. If Borrower fails to perform any agreement contained herein, Lender may itself perform or cause the performance of, such agreement, and the expenses of Lender incurred in connection therewith shall be payable by Borrower under Section 10.5 below. In no event, however, shall Lender have any obligation or duties whatsoever to perform any covenant or agreement of Borrower contained herein or in any of the Loan Documents, Timeshare Documents or Operating Contracts, and any such performance by Lender shall be wholly discretionary with Lender. The performance by Lender, of any agreement or covenant of Borrower on any occasion shall not give rise to any duty on the part of Lender to perform any such agreements or covenants on any other occasion or at any time. In addition, Borrower acknowledges that Lender shall not at any time or under any circumstances whatsoever have any duty to Borrower or to any third party to exercise any of Lender's rights or remedies hereunder.

         10.3 NO LIABILITY OF LENDER. Neither the acceptance of this Agreement by Lender, nor the exercise of any rights hereunder by Lender, shall be construed in any way as an assumption by Lender of any obligations, responsibilities or duties of Borrower arising in connection with any Resort or under the Timeshare Documents or Timeshare Acts, or under any of the Operating Contracts, or in connection with any other business of Borrower, or the Collateral, or otherwise bind Lender to the performance of any obligations with respect to any Resort or the Collateral; it being expressly understood that Lender shall not be obligated to perform, observe or discharge any obligation, responsibility, duty, or liability of Borrower with respect to any Resort or any of the Collateral, or under any of the Timeshare Documents, the Timeshare Acts or under any of the Operating Contracts, including, but not limited to, appearing in or defending any action, expending any money or incurring any expense in connection therewith. Without limitation of the foregoing, neither this

Agreement, any action or actions on the part of Lender taken hereunder, nor the acquisition of the Pledged Notes Receivable and the Mortgages by Lender prior to or following the occurrence of an Event of Default shall constitute an assumption by Lender of any obligations of Borrower with respect to any Resort or the Pledged Notes Receivable, the Mortgages or any documents or instruments executed in connection therewith, and Borrower shall continue to be liable for all of its obligations thereunder or with respect thereto. Borrower agrees to indemnify, protect, defend and hold Lender harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, suits, costs and expenses, including, without limitation, attorneys' fees and court costs, asserted against or incurred by Lender by reason of, arising out of, or connected in any way with (i) any failure or alleged failure of Borrower to perform any of its covenants or obligations with respect to each Resort or to the Purchasers of any of the Intervals, (ii) a breach of any certification, representation, warranty or covenant of Borrower set forth in any of the Loan Documents, (iii) the ownership of the Pledged Notes Receivable, the Mortgages and the rights, titles and interests assigned hereby, or intended so to be,
(iv) the debtor-creditor relationships between Borrower on the one hand, and the Purchasers or Lender, as the case may be, on the other, or (v) the Pledged Notes Receivable, the Mortgages or the operation of the Resorts or sale of Intervals. The obligations of Borrower to indemnify, protect, defend and hold Lender harmless as provided in this Agreement are absolute, unconditional, present and continuing, and shall not be dependent upon or affected by the genuineness, validity, regularity, or enforceability of any claim, demand or suit from which Lender is indemnified. The indemnity provisions in this Section
10.3 shall survive the satisfaction of the Obligations and termination of this Agreement, and remain binding and enforceable against the Borrower, or its successors or assigns. Borrower hereby waives all notices with respect to any losses, damages, liabilities, suits, costs and expenses, and all other demands whatsoever hereby indemnified, and agrees that its obligations under this Agreement shall not be affected by any circumstances, whether or not referred to above, which might otherwise constitute legal or equitable discharges of its obligations hereunder.

         10.4 RIGHT TO DEFEND ACTION AFFECTING SECURITY. Lender may, at Borrower's expense, appear in and defend any action or proceeding at law or in equity which Lender in good faith believes may affect the security interests granted under this Agreement, including without limitation, with respect to Pledged Notes Receivables or Mortgages, the value of the Collateral or Lender's rights under any of the Loan Documents.

         10.5 EXPENSES. All expenses payable by Borrower, under any provision of this Agreement shall be an Obligation of the Borrower and shall be paid by Borrower to Lender, upon demand, and shall bear interest at the Default Rate from the date of expense until repaid by Borrower.

         10.6 LENDER'S RIGHT OF SET-OFF. Lender shall have the right to set-off against any Collateral any Obligations then due and unpaid by Borrower.

         10.7 NO WAIVER. No failure or delay on the part of Lender in exercising any right, remedy or power under this Agreement or in giving or insisting upon strict performance by Borrower hereunder or in giving notice hereunder shall operate as a waiver of the same or any other power or right, and no single or partial exercise of any such power or right shall preclude any other or further exercise thereof or the exercise of any other such power or right. Lender, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Borrower of any and all of the terms and provisions of this Agreement to be performed by Borrower. The collection and application of proceeds, the entering and taking possession of the Collateral, and the exercise of the rights of Lender contained in the Loan Documents and this Agreement shall not cure or waive any default, or affect any notice of default or invalidate any acts done pursuant to such notice. No waiver by Lender of any breach or default of or by any party hereunder shall be deemed to alter or affect Lender's right hereunder with respect to any prior or subsequent default.

         10.8 RIGHT OF LENDER TO EXTEND TIME OF PAYMENT SUBSTITUTE, RELEASE SECURITY, ETC. Without affecting the liability of any Person or entity including without limitation, any Purchasers, for the payment of any of the Obligations or without affecting or impairing Lender's Lien on the Collateral, or the remainder thereof, as security for the full amount of the Loan unpaid and the Obligations, Lender may from time to time, without notice: (a) release any Person liable for the payment of the Loan, (b) extend the time or otherwise alter the terms of payment of the Loan, (c) accept additional security for the Obligations of any kind, including deeds of trust or mortgages and security agreements, (d) alter, substitute or release any property securing the Obligations, (e) realize upon any collateral for the payment of all or any portion of the Loan in such order and manner as it may deem fit, or (f) join in any subordination or other agreement affecting this Agreement or the lien or charge thereof.

         10.9 ASSIGNMENT OF LENDER'S INTEREST. Lender shall have the right to assign the Loan and all or any portion of its rights in or pursuant to this Agreement or any of the Loan Documents to any subsequent holder or holders of the Note or the Obligations.

         10.10 NOTICE TO PURCHASER. The Borrower authorizes any of the Lender, the Lockbox Agent or Servicing Agent (but none of the Lender, the Lockbox Agent nor Servicing Agent shall be obligated) to communicate at any time and from time to time with any Purchaser or any other Person primarily or secondarily liable under a Pledged Note Receivable with regard to the Lien of the Lender thereon and any other matter relating thereto, and by no later than the Closing Date, Borrower shall deliver to Lender a notification to the Purchasers executed in blank by the Borrower and in form acceptable to Lender, pursuant to which the Purchasers (or other obligors) may be directed to remit all payments in respect of the Collateral as Lender may require.

         10.11 COLLECTION OF THE NOTES. Borrower hereby directs and authorizes each party liable for the payment of the Pledged Notes Receivable, and by no later than the Closing

Date shall direct in writing each such party, to pay each installment thereon to Lockbox Agent pursuant to the Lockbox Agreement, unless and until directed otherwise by written notice from Lender or, at Lender's direction, from Borrower, after which such parties are and shall be directed to make all further payments on the Pledged Notes Receivable in accordance with the directions of Lender. Following the occurrence of an Event of Default, Lender shall have the right to require that all payments becoming due under the Pledged Notes Receivable be paid directly to Lender, and Lender is hereby authorized to receive, collect, hold and apply the same in accordance with the provisions of this Agreement. In the event that following the occurrence of an Event of Default, Lender or Lockbox Agent does not receive any installment of principal or interest due and payable under any of the Pledged Notes Receivable on or prior to the date upon which such installment becomes due, Lender may, at its election (but without any obligation to do so), give or cause Lockbox Agent to give notice of such default to the defaulting party or parties, and Lender shall have the right (but not the obligation), subject to the terms of such Notes, to accelerate payment of the unpaid balance of any of the Pledged Notes Receivable in default and to foreclose each of the Mortgages securing the payment thereof, and to enforce any other remedies available to the holder of such Pledged Notes Receivable with respect to such default. Borrower hereby further authorizes, directs and empowers Lender (and Lockbox Agent or any other Person as may be designated by Lender in writing) to collect and receive all checks and drafts evidencing such payments and to endorse such checks or drafts in the name of Borrower and upon such endorsements, to collect and receive the money therefor. The right to endorse checks and drafts granted pursuant to the preceding sentence is irrevocable by Borrower, and the banks or banks paying such checks or drafts upon such endorsements, as well as the signers of the same, shall be as fully protected as though the checks or drafts have been endorsed by Borrower.

         10.12 POWER OF ATTORNEY. Borrower does hereby irrevocably constitute and appoint Lender as Borrower's true and lawful agent and attorney-in-fact, with full power of substitution, for Borrower and in Borrower's name, place and stead, or otherwise, to (a) endorse any checks or drafts payable to Borrower in the name of Borrower and in favor of Lender as provided in Section 10.11 above,
(b) to demand and receive from time to time any and all property, rights, titles, interests and liens hereby sold, assigned and transferred, or intended so to be, and to give receipts for same, (c) from time to time to institute and prosecute in Lender's own name any and all proceedings at law, in equity, or otherwise, that Lender may deem proper in order to collect, assert or enforce any claim, right or title, of any kind, in and to the property, rights, titles, interests and liens hereby sold, assigned or transferred, or intended so to be, and to defend and compromise any and all actions, suits or proceedings in respect of any of the said property, rights, titles, interests and liens, (d) upon an Event of Default to change the Borrower's post office mailing address, and (e) generally to do all and any such acts and things in relation to the Collateral as Lender shall in good faith deem advisable. Borrower hereby declares that the appointment made and the powers granted pursuant to this
Section 10.12 are coupled with an interest and are and shall be irrevocable by Borrower in any manner, or for any reason, unless and until a release of the same is executed by Lender and duly recorded in the appropriate public records of Dallas County, Texas.

         10.13 RELIEF FROM AUTOMATIC STAY, ETC. To the fullest extent permitted by law, in the event the Borrower or Guarantor shall make application for or seek relief or protection under the federal bankruptcy code ("Bankruptcy Code") or other Debtor Relief Laws, or in the event that any involuntary petition is filed against the Borrower or Guarantor under such Code or other Debtor Relief Laws, and not dismissed with prejudice within 45 days, the automatic stay provisions of Section 362 of the Bankruptcy Code are hereby modified as to Lender to the extent necessary to implement the provisions hereof permitting set-off and the filing of financing statements or other instruments or documents; and Lender shall automatically and without demand or notice (each of which is hereby waived) be entitled to immediate relief from any automatic stay imposed by Section 362 of the Bankruptcy Code or otherwise, on or against the exercise of the rights and remedies otherwise available to Lender as provided in the Loan Documents. In addition, in the event relief is sought by or against Guarantor under the Bankruptcy Code, such Guarantor agrees to not seek, directly or indirectly, in any ensuing bankruptcy proceeding, any extension of the exclusivity period otherwise available to a debtor under the Bankruptcy Code, including, without limitation, the exclusivity period provided for under Section 1121(b) of the Bankruptcy Code. Guarantor agrees not to contest the validity or enforceability of this Section.

                         SECTION 11 -- TERM OF AGREEMENT

         This Agreement shall continue in full force and effect and the security interests granted hereby and the duties, covenants and liabilities of the Borrower hereunder and all the terms, conditions and provisions hereof relating thereto shall continue to be fully operative until all of the Obligations have been satisfied in full. The Borrower expressly agrees that if either the Borrower or the Guarantor makes a payment to the Lender, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise required to be repaid to a trustee, receiver or any other party under any Debtor Relief Laws, state or federal law, common law or equitable cause, then to the extent of such repayment, the Obligations or any part thereof intended to be satisfied and the liens provided for hereunder securing the same shall be revived and continued in full force and effect as if said payment had not been made.

                          SECTION 12 -- MISCELLANEOUS

         12.1 NOTICES. All notices, requests and other communications to either party hereunder shall be in writing and shall be given to such party at its address set forth below or at such other address as such party may hereafter specify for the purpose of notice to Lender or Borrower. Each such notice, request or other communication shall be effective





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
(a) if given by mail, when such notice is deposited in the United States Mail with first class postage prepaid, addressed as aforesaid, provided that such mailing is by registered or certified mail, return receipt requested, (b) if given by overnight delivery, when deposited with a nationally recognized overnight delivery service such as Federal Express or Airborne with all fees and charges prepaid, addressed as provided below, or (c) if given by any other means, when delivered at the address specified in this Section 12.1.

         IF TO BORROWER:         Ascension Resorts, Ltd.
                                 1221 Riverbend Drive, Suite 120
                                 Dallas, TX 75221
                                 Attn: Mr. Robert Mead, CEO

         WITH A COPY TO:         Meadows, Owens, Collier, Reed, Cousins and Blau
                                 3700 Nations Bank Plaza
                                 901 Main St.
                                 Dallas, TX 75202
                                 Attn: George R. Bedell, Esq.

         IF TO LENDER:           Textron Financial Corporation
                                 40 Westminster Street
                                 Providence, Rhode Island 02903
                                 Attention: Collections

         WITH A COPY TO:         Textron Financial Corporation
                                 P.O. Box 6687
                                 Providence, Rhode Island 02940-6687
                                 Attention: Vice President - Law

         AND TO:                 Textron Financial Corporation
                                 333 East River Drive, Suite 305
                                 East Hartford, Connecticut 06108
                                 Attn: Vice President

         Notwithstanding the foregoing, copies of the requests or notices from Borrower to Lender which are specified in the Sections of this Agreement listed below shall not be delivered to Providence, Rhode Island as provided above, but rather shall be delivered in accordance with this Section 12.1 to Textron Financial Corporation, 333 East River Drive, Suite 305, East Hartford, Connecticut 06108, Attention: Richard Mitterling, Vice President. The applicable Sections of this Agreement are Section 2.4(a) Voluntary Prepayments,
Section 5(a) Request for Advances, and Section 12.10 Return of Notes Receivable. In addition, all documents, instruments and other items to be delivered to Lender from time to time pursuant to this Agreement shall be delivered to Lender's office at 333 East River Drive, Suite 305, East Hartford, Connecticut 06108.





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         12.2    SURVIVAL. All representations, warranties, covenants and
agreements made by Borrower herein, in the other Loan Documents or in any other agreement, document, instrument or certificate delivered by or on behalf of Borrower under or pursuant to the Loan Documents shall be considered to have been relied upon by Lender and shall survive the delivery to Lender of such Loan Documents (and each part thereof), regardless of any investigation made by or on behalf of Lender.

         12.3 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT AS MAY BE EXPRESSLY PROVIDED THEREIN TO THE CONTRARY) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF RHODE ISLAND, EXCLUSIVE OF ITS CHOICE OF LAWS PRINCIPLES.

         12.4 LIMITATION ON INTEREST. Lender and Borrower intend to comply at all times with applicable usury laws. All agreements between Lender and Borrower, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the maturity of the Note or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Lender exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstance whatsoever fulfillment of any provision hereof, of the Note or of any other Loan Documents shall involve transcending the limit of such validity prescribed by any law which a Court of Competent jurisdiction may deem applicable hereto, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if from any circumstance Lender shall ever receive anything of value deemed interest by applicable law which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal of the Loan and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Loan, such excess shall be refunded to Borrower. All interest paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal so that the interest on the Loan for such full period shall not exceed the highest lawful rate. Borrower agrees that in determining whether or not any interest payment under the Loan Documents exceeds the highest lawful rate, any non-principal payment (except payments specifically described in the Loan Documents as "interest") including without limitation, prepayment fees and late charges, shall to the maximum extent not prohibited by law, be an expense, fee, premium or penalty rather than interest. Lender hereby expressly disclaims any intent to contract for, charge or receive interest in an amount which exceeds the highest lawful rate. The provisions of the Note, this Agreement, and all other Loan Documents are hereby modified to the extent necessary to conform with the limitations and provisions of this Section, and this Section shall govern over all other provisions in any document or agreement now or hereafter existing. This Section shall never be superseded or waived unless there is a written document executed by the Lender and the Borrower, expressly declaring the usury





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limitation of this Agreement to be null and void, and no other method or language shall be effective to supersede or waive this paragraph.

         12.5 INVALID PROVISIONS. If any provision of this Agreement or any of the other Loan Documents is held to be illegal, invalid or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable, this Agreement and the other Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof or thereof, and the remaining provisions hereof or thereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement and/or the Loan Documents (as the case may be) a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         12.6 SUCCESSORS AND ASSIGNS. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns; provided that Borrower may not transfer or assign any of its rights or obligations under this Agreement, the Commitment or the other Loan Documents without the prior written consent of Lender. This Agreement and the transactions provided for or contemplated hereunder or under any of the Loan Documents are intended solely for the benefit of the parties hereto. No third party shall have any rights or derive any benefits under or with respect to this Agreement, the Commitment or the other Loan Documents except as provided in advance in a writing signed on behalf of Lender.

         12.7 AMENDMENT. This Agreement may not be amended or modified, and no term or provision hereof may be waived, except by written instrument signed by the parties hereto.

         12.8 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were on the same instrument. This Agreement shall become effective upon Lender's receipt of one or more counterparts hereof signed by Borrower and Lender.

         12.9 LENDER NO FIDUCIARY. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or provision of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.





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         12.10   RETURN OF NOTES RECEIVABLE.

                 (a) In the event Borrower complies with its Obligations under Section 2.4(b) of this Agreement with respect to Pledged Notes Receivable that cease to be Eligible Notes Receivable, and Borrower thereafter desires to enforce such ineligible Note Receivable against the Purchaser thereof, then provided that no Event of Default has occurred which has not been cured to Lender's satisfaction (as evidenced by a written acceptance of such cure executed by Lender), and no event has occurred which with notice, the passage of time or both, would constitute an Event of Default, then within thirty (30) days after its receipt of a written request from Borrower, Lender shall endorse the ineligible Note Receivable "Pay to the order of Ascension Resorts, Ltd., without recourse," and deliver such ineligible Note Receivable to Borrower.

                 (b) In the event that all Obligations hereunder are fully satisfied, then within a reasonable thereafter, Lender shall endorse the Pledged Notes Receivable "Pay to the order of Ascension Resorts, Ltd. without recourse", and deliver such Pledged Notes Receivable, together with any other nonrecourse Collateral reassignment documents requested and prepared by Borrower, at Borrower's sole cost and expense. In addition, if requested by Borrower in its written request, Lender shall execute and deliver to Borrower UCC-3 termination statements covering the ineligible Note Receivable being returned to Borrower, provided that such termination statements are limited to the specific ineligible Notes Receivable being released, are prepared by Borrower at Borrower's sole cost and expense.

         12.11 ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be determined or made in accordance with GAAP consistently applied at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

         12.12 TOTAL AGREEMENT. This Agreement and the other Loan Documents, including the Exhibits and Schedules to them, is the entire agreement between the parties relating to the subject matter hereof, incorporates or rescinds all prior agreements and understandings between the parties hereto relating to the subject matter hereof, cannot be changed or terminated orally or by course of conduct, and shall be deemed effective as of the date it is accepted by the Lender at the offices set forth above.

         12.13 LITIGATION. TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE BORROWER, THE GUARANTOR AND LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A





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TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND OR CLARIFY ANY
RIGHT, POWER, REMEDY OR DEFENSE ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE, OR WITH RESPECT TO ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OR ANY PARTY; AND EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY. EACH OF THE BORROWER, GUARANTOR AND LENDER FURTHER WAIVES ANY RIGHT TO SEEK TO CONSOLIDATE ANY SUCH LITIGATION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. FURTHER, THE BORROWER AND GUARANTOR HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF LENDER, NOR LENDER'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. THE BORROWER AND THE GUARANTOR ACKNOWLEDGE THAT THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT TO LENDER'S ACCEPTANCE OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                 The waiver and stipulations of the Borrower, the Guarantor, and Lender in this Section 12.13 shall survive the final payment or performance of all of the Obligations of the Borrower and the resulting termination of this Agreement.

         12.14 INCORPORATION OF EXHIBITS. This Agreement, together with all Exhibits and Schedules hereto, constitute one document and agreement which is referred to herein by the use of the defined term "Agreement." Such Exhibits and Schedules are incorporated herein as to fully set out in this Agreement. The definitions contained in any part of this Agreement shall apply to all parts of this Agreement.

         12.15 CONSENT TO ADVERTISING AND PUBLICITY OF TIMESHARE DOCUMENTS. The Borrower hereby consents that the Lender may issue and disseminate to the public information describing the credit accommodation entered into pursuant to this Agreement, including the names and addresses of Borrower and any subsidiaries and Affiliates, the amount and a general description of the Borrower's business.

         12.16 DIRECTLY OR INDIRECTLY. Where any provision in the Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provisions shall be applicable whether such action is taken directly or indirectly by such Person.





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         12.17   HEADINGS. Section headings have been inserted in the Agreement as a matter of convenience of reference only; such section headings are not a part of the Agreement and shall not be used in the interpretation of this Agreement.

         12.18 GENDER AND NUMBER. Words of any gender in this Agreement shall include each other gender and the singular shall mean the plural and vice versa where appropriate.

         IN WITNESS WHEREOF, Borrower, Lender and the Guarantor have caused this Agreement to be duly executed and delivered effective as of the date first above written.

                                        BORROWER:

                                        ASCENSION RESORTS, LTD., a Texas
                                        limited partnership

                                           By: Ascension Capital Corporation,
                                               a Texas corporation, its sole
                                               general partner

                                           By /s/ ROBERT E. MEAD
                                              ---------------------------------
                                           Name: Robert E. Mead
                                           Title: Chief Executive Officer

                                        LENDER:

                                        TEXTRON FINANCIAL CORPORATION
                                        A Delaware corporation

                                        By /s/ RICHARD H. MITTERLING
                                           ------------------------------------
                                        Name: Richard H. Mitterling
                                        Title: Vice President


                                        GUARANTOR:

                                        ASCENSION CAPITAL CORPORATION,
                                        a Texas corporation

                                        By /s/ ROBERT E. MEAD
                                           ------------------------------------
                                        Name: Robert E. Mead
                                        Title: Chief Executive Officer





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STATE OF TEXAS            )
                          )       ss:
COUNTY OF DALLAS          )

The foregoing instrument was acknowledged before me this 15th day of August, 1995 by Robert E. Mead, Chief Executive Officer of Ascension Capital Corporation, a Texas corporation, sole General Partner of ASCENSION RESORTS, LTD., a Texas limited partnership, on behalf of the partnership.

[SEAL]                                     /s/ SANDRA CEARLEY
SANDRA CEARLEY                             -----------------------------------
NOTARY PUBLIC                              Notary Public
STATE OF TEXAS                             My Commission Expires
COMM. EXP. 08/14/98





STATE OF CONNECTICUT      )
                          )       ss:  East Hartford
COUNTY OF HARTFORD        )

         The foregoing instrument was acknowledged before me this 11th day of September, 1995 by Richard H. Mitterling, Vice President of TEXTRON FINANCIAL CORPORATION, a Delaware Corporation, on behalf of the corporation.

                                           /s/ JAMES R. KINYON
                                           -----------------------------------
                                           Commissioner of the Superior Court





STATE OF TEXAS            )
                          )       ss:
COUNTY OF DALLAS          )

         The foregoing instrument was acknowledged before me this 15th day of August, 1995 by Robert E. Mead, Chief Executive Officer of ASCENSION CAPITAL CORPORATION, a Texas corporation, on behalf of the corporation.


[SEAL]                                     /s/ SANDRA CEARLEY
SANDRA CEARLEY                             -----------------------------------
NOTARY PUBLIC                              Notary Public
STATE OF TEXAS                             My Commission Expires
COMM. EXP. 08/14/98



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